                                                                  EXHIBIT 10.2.4


                          SECOND AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT

                                 By and Among

                       CORESTATES BANK, N.A., for itself
                                 and as Agent
                             DRESDNER BANK AG, and
                        PNC BANK, NATIONAL ASSOCIATION

                                      and

                    JONES CABLE INCOME FUND I-B/C VENTURE



                                  May 7, 1997

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I - LOANS AND NOTE................................................ 2

     1.1.  Revolving Credit Facility ..................................... 2
     1.2.  Use of Proceeds................................................ 4
     1.3.  Commitment Fee................................................. 4
     1.4.  Facility Fee................................................... 4
     1.5.  Termination or Reduction of the Commitment..................... 4
     1.6.  Prepayment .................................................... 5
     1.7.  Rate of Interest............................................... 6

           (a) Prime Rate Loans........................................... 6
           (b) Eurodollar Loans........................................... 6

     1.8.  Interest Periods............................................... 6
     1.9.  Funding Costs.................................................. 7
     1.10. Other Increased Costs.......................................... 7
     1.11. Payments....................................................... 8
     1.12. Special Provisions Applicable to Eurodollar Loans.............. 8

           (a) Change of LIBO Rate........................................ 8
           (b) Unavailability of Eurodollar Funds......................... 9

     1.13. Taxes.......................................................... 9

ARTICLE II - ADMINISTRATION OF CREDIT.....................................11

     2.1.  Borrowing Procedure............................................11
     2.2.  Computations; Non-Business Days................................11
     2.3.  Application of Payments........................................12
     2.4.  Pro Rata, Treatment............................................12
     2.5.  Deposits; Set Off..............................................12

SECTION 2A - LETTERS OF CREDIT............................................13

     2A.1  Availability of Credit.........................................13
     2A.2  Conunitment Availability.......................................13
     2A.3  Approval and Issuance..........................................13
     2A.4  Obligations of the Company.....................................14
     2A.5  Payment by Banks on Letters of Credit..........................15


     2A.6  Collateral Security................................. 15
     2A.7  General Terms of Credits............................ 16

ARTICLE III - CONDITIONS PRECEDENT OF BORROWING................ 17

     3.1.  Representations..................................... 17
     3.2.  Subordination....................................... 17
     3.3.  Security Agreement.................................. 17
     3.4.  Insurance Certificate............................... 18
     3.5.  Counsel Opinion..................................... 18
     3.6.  Proceedings Satisfactory............................ 18

ARTICLE IV - REPRESENTATIONS AND WARRANTIES.................... 18

     4.1.  Organization........................................ 18
     4.2.  Authority........................................... 18
     4.3.  Investment Company Act of 1940...................... 19
     4.4.  Employee Retirement Income Security Act............. 19
     4.5.  Financial Statements................................ 19
     4.6.  Liens............................................... 19
     4.7.  Contingent Liabilities.............................. 19
     4.8.  Partnership Tax Matters............................. 20
     4.9.  Absence of Litigation............................... 20
     4.10. Absence of Default.................................. 20
     4.11. Material Agreements................................. 20
     4.12. Partnerships; Joint Ventures........................ 21
     4.13. Full Disclosure..................................... 21
     4.14. Fiscal Year......................................... 21
     4.15. Franchises, Licenses, etc........................... 21
     4.16. Cable Systems....................................... 21
     4.17. Hazardous Wastes, Substances and Petroleum Products. 22
     4.18. Compliance.......................................... 22
     4.19. Perfection of Security Interests.................... 22

ARTICLE V - NEGATIVE COVENANTS................................. 23

     5.1.  Restriction of Indebtedness......................... 23
     5.2.  Amendments and Prepayments.......................... 23
     5.3.  Restriction on Liens................................ 23
     5.4.  Sale and Leaseback.................................. 23
     5.5.  Acquisitions, Loans and Investments................. 23
     5.6.  Liquidation; Merger; Disposition of Assets.......... 24
     5.7.  Accounts Receivable................................. 25


     5.8.  Contingent Liabilities.................................. 25
     5.9.  Affiliates.............................................. 25
     5.10  Management Fees and Home Office Allocations............. 25
     5.11. Restricted Payments..................................... 25
     5.12. Partnerships; Joint Ventures; Partnership Documents..... 26

ARTICLE VI - AFFIRMATIVE COVENANTS................................. 26

     6.1.  Financial Covenants..................................... 26
     6.2.  Insurance............................................... 26
     6.3.  Partnership Existence; Obligations...................... 27
     6.4.  Business Activities; Management......................... 27
     6.5.  Properties.............................................. 27
     6.6.  Accounting Records; Reports............................. 27
     6.7.  Inspection of Records; Information...................... 29
     6.8.  Compliance; Notification ............................... 29

ARTICLE VII - DEFAULTS............................................. 30

     7.1.  Default in Payment...................................... 30
     7.2.  Default on Certain Covenants............................ 30
     7.3.  Default in Performance of Other Agreements.............. 30
     7.4.  Representations or Statements False..................... 30
     7.5.  Default on Other Obligations............................ 30
     7.6.  Judgments............................................... 30
     7.7.  Bankruptcy; Insolvency.................................. 31
     7.8.  Validity................................................ 31
     7.9.  ERISA................................................... 31
     7.10. Revocation of Franchise, etc............................ 31
     7.11. Termination or Dissolution of the Company, etc.......... 32
     7.12. Environmental Matters................................... 32

ARTICLE VIII - THE AGENT........................................... 33

     8.1.  Appointment and Powers.................................. 33
     8.2.  Application of Payments................................. 33
     8.3.  Modifications and Waivers............................... 33
     8.4.  Obligations Several..................................... 34
     8.5.  Responsibility.......................................... 34
     8.6.  Agent's Indemnification................................. 34
     8.7.  Action on Instruction of Banks; Right to Indemnity...... 35
     8.8.  Rights as a Lender...................................... 35
     8.9.  Credit Investigation.................................... 35


     8.10. Resignation, Removal of Agent............................. 36
     8.11. Successor Agent........................................... 36
     8.12. Collateral Security....................................... 36
     8.13. Enforcement by Agent...................................... 36

ARTICLE IX - MISCELLANEOUS........................................... 37

     9.1.  Accounting Terms; Definitions............................. 37

           (a)  "Affiliate".......................................... 37
           (b)  "Annualized Cash Flow"............................... 37
           (c)  "Applicable Margin".................................. 37
           (d)  "Bank"............................................... 38
           (e)  "Base Rate".......................................... 38
           (f)  "Basic Subscribers".................................. 38
           (g)  "Business Day"....................................... 38
           (h)  "Capitalized Lease".................................. 38
           (i)  "Cash Flow".......................................... 38
           (j)  "Controlled Group"................................... 38
           (k)  "Debt Service"....................................... 38
           (1)  "Default"............................................ 38
           (m)  "Environmental Control Statutes"..................... 39
           (n)  "ERISA".............................................. 39
           (o)  "Eurodollar Loan".................................... 39
           (p)  "Federal Funds Rate"................................. 39
           (q)  "Gross Operating Revenues"........................... 39
           (r)  "Home Office Allocations"............................ 39
           (s)  "Intercompany Subordinated Debt"..................... 39
           (t)  "Interest Expense"................................... 40
           (u)  "Letter of Credit"................................... 40
           (v)  "Letter of Credit Request Form"...................... 40
           (w)  "Letter of Credit Sublimit".......................... 40
           (x)  "Leverage Ratio"..................................... 40
           (y)  "LIBO Rate".......................................... 40
           (z)  "Loan"............................................... 40
           (aa) "LOC Contribution"................................... 40
           (bb) "London Business Day"................................ 40
           (cc) "Management Fees".................................... 41
           (dd) "Maximum Permitted Indebtedness"..................... 41
           (ee) "Note" and "Notes"................................... 41
           (ff) "Permitted Liens".................................... 41
           (gg) "Plan"............................................... 42
           (hh) "Prime Rate"......................................... 42


           (ii) "Prime Rate Loan"................................... 42
           (jj) "Proforma Debt Service"............................. 42
           (kk) "Pro rata" or "Ratably"............................. 42
           (11) "Reportable Event".................................. 42
           (mm) "Required Banks".................................... 43
           (nn) "Restricted Payments"............................... 43
           (oo) "Security Agreement"................................ 43
           (pp) "Subordination Agreement"........................... 43
           (qq) "Subsidiary"........................................ 43
           (rr) "Termination Date".................................. 43
           (ss) "Total Debt"........................................ 43

     9.2.  Expenses and Attorneys' Fees............................. 43
     9.3.  Securities Act of 1933................................... 44
     9.4.  Successors............................................... 44
     9.5.  Survival................................................. 44
     9.6.  Pennsylvania Law; Amendment.............................. 44
     9.7.  Counterparts............................................. 44
     9.8.  Notices.................................................. 44
     9.9.  Limitation on Recourse to Partners....................... 45
     9.10. Indemnification and Release Provisions................... 46
     9.11. Participations and Assignments........................... 46

                          SECOND AMENDED AND RESTATED
                          REVOLVING CREDIT AGREEMENT
                          --------------------------

          THIS SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") is made this 7th day of May, 1997, by and among JONES CABLE INCOME FUND 1-B/C VENTURE, a Colorado general partnership (the "Company"); CORESTATES BANK, N.A., a national banking association with offices at 1339 Chestnut Street, Philadelphia, PA 19101 ("CoreStates", and in its capacity as agent for the Banks, "Agent"); DRESDNER BANK AG, a bank organized under the laws of Germany acting through its branch office at 75 Wall Street, New York, NY 10005-2889 ("Dresdner"); and PNC Bank, National Association, a national banking association with offices at 1600 Market Street, Philadelphia, PA 19103 ("PNC") (CoreStates, Dresdner and PNC each individually a "Bank" and collectively the "Banks").

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Company is a Colorado joint venture general partnership in which Jones Cable Income Fund 1-B, Ltd. and Jones Cable Income Fund 1-C, Ltd., each a Colorado limited partnership (the "Partnerships"), are the sole partners, and Jones Intercable, Inc., a Colorado corporation ("JII"), is the sole general partner of each of the Partnerships;

          WHEREAS, the Company, Agent, Banks and First National Bank of Maryland ("First Maryland") are parties to an Amended and Restated Revolving Credit Agreement dated September 30, 1994 (as amended prior to the date hereof, the "Existing Credit Agreement"), which was the first full amendment and restatement of that certain Revolving Credit Agreement by and among the parties dated September 29, 1988;

          WHEREAS, First Maryland has requested the Company, Agent and the Banks to consent to First Maryland's resignation as a Bank under the Existing Credit Agreement, and the Company, Agent, and the Banks have agreed to such resignation;

          WHEREAS, the Company, has sold its Brighton and Broomfield, Colorado cable television systems and has applied a portion of the net proceeds of such sales to reduce the Company's outstanding indebtedness under the Existing Credit Agreement;

          WHEREAS, the existing Credit Agreement is due to expire June 30, 1997, and the Company, Agent and Banks have agreed to amend and restate the Existing Credit Agreement in its entirety to extend the term thereof to June 30, 2005, reduce the Commitment thereunder and make certain amendments thereto as set forth herein, all subject to the terms and conditions hereof;

          WHEREAS, the amendment and restatement of the Existing Credit Agreement hereunder, the amendment and restatement of related documents in connection herewith, and the resignation of First Maryland, are not intended by the parties to constitute a novation, discharge or satisfaction of the indebtedness of the Company under the Existing Credit Agreement or any collateral security therefor, all of which indebtedness and collateral security shall remain outstanding under this Agreement and documents executed in connection herewith.

     NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and intending to be legally bound hereby, the parties hereby amend and restate the Existing Credit Agreement in its entirety as follows:

                                   ARTICLE I
                                   ---------

                                LOANS AND NOTE
                                --------------

     1.1. Revolving Credit Facility.
          -------------------------

          (a) Loans. Subject to the requirements of Article III hereof, from
              -----
time to time prior to the earlier of (i) June 30, 2005 or (ii) the termination in full of the Commitments (in either case the "Termination Date"), the Company may obtain Loans from the Banks, on a pro rata basis, up to the amount of such Bank's outstanding Commitment as set forth in subsection (b) below (as reduced in connection with outstanding Letters of Credit pursuant to Section 2A.2 hereof), repay such Loans and reborrow hereunder. Each Loan shall be in a minimum amount of One Hundred Thousand Dollars ($100,000).

          (b) Banks' Several Commitments. The amount of each Bank's several
              --------------------------
Commitment is set forth next to its name below:

          Banks                                    Commitment amounts
          -----                                    ------------------

          CoreStates                                  $11,500,000
          Dresdner                                    $ 8,000,000
          PNC                                         $ 8,000,000
                                                      ===========

          TOTAL                                       $27,500,000


          (c) On and as of the date of this Agreement (prior to any funding of any Loans requested by the Company), each Bank shall transfer to Agent, in immediately available funds, the difference between its respective pro rata share (based on the Commitments set forth in (b) above) of the total outstanding principal amount of the Loans and its pro rata shares of the aggregate outstanding amount of Loans under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement. Agent shall transfer such amounts, in immediately available funds, to First Maryland in an amount sufficient to cause First Maryland to be repaid all of its remaining Loans outstanding under the Existing Credit Agreement. Such transfers of funds by the Banks shall be deemed for all purposes under the Existing Credit

Agreement to be Loans to the Company by such Banks, outstanding hereunder on and as of the date of this Agreement. On the date of this Agreement (prior to the funding of any Loans requested by the Company), the Company shall transfer to Agent, in immediately available funds, payments of all Commitment Fees and interest accrued under the Existing Credit Agreement since the last date of payment thereof, and Agent shall transfer such amounts to the Banks and First Maryland in accordance with the amount of their respective Commitments under the Existing Credit Agreement immediately prior to the transactions contemplated pursuant to this Agreement.

     (d)  Notes.
          -----

          (i) The indebtedness of the Company to each Bank under this Agreement will be evidenced by a Note executed by the Company in favor of such Bank in the form of Exhibit A hereto. The original principal amount of each
                    ---------
Bank's Note from the Company will be the amount identified in Section 1.1(b) hereof as its respective Commitment Amount; provided, however, that notwithstanding the face amount of each such Note, the Company's liability under each such Note shall be limited at all times to its aggregate actual indebtedness, including principal, interest and fees, and obligations under Letters of Credit and unreimbursed draws under Letters of Credit then outstanding in connection with the applicable Bank's Commitment hereunder.

          (ii) The Notes issued hereunder collectively amend and restate in their entireties, and are substituted for, the Company's Fourth Amended and Restated Revolving Credit Promissory Notes and the Company's three Revolving Credit Promissory Notes, each dated May 31, 1994, and issued pursuant to the Existing Credit Agreement, without any discharge, satisfaction or novation of the underlying indebtedness or any collateral security therefor, all of which indebtedness and collateral security remain outstanding under this Agreement and the Note issued pursuant hereto and continue to be secured pursuant to the Collateral Security Documents.

          (iii) Although the Notes are payable in the full amount of each Bank's Commitment, the Company shall be obligated to pay only the amounts actually disbursed to or for the account of the Company, together with interest on the unpaid balance of sums so disbursed which remains outstanding from time to time, at the rates and on the dates specified in the Notes and in Sections 1.7 and 1.8 hereof, together with the fees and expenses provided herein. The Company agrees that, if the Banks, in their sole discretion, agree to extend the Termination Date or increase the Commitment, the Company will execute and deliver such amended, restated or revised notes or other instruments and documents, and take such other action, as the Banks may deem necessary or appropriate in connection with any such extension of the Termination Date or increase in the Commitment.

     (e)  Maturity. The Company hereby agrees that on the Termination Date
          --------
the entire outstanding balance under this Agreement, principal, interest, fees and expenses, shall be due and payable in full and the Company hereby agrees to make such payment on such date.

     1.2. Use of Proceeds. The Company represents, warrants and agrees that:
          ---------------

          (a) The proceeds of the Loans made to the Company hereunder have been or shall be used by the Company solely (i) to finance capital expenditures, (ii) for general working capital purposes, and (iii) for payment to JII of advances made by JII to the Company and Management Fees and Home Office Allocations incurred in the ordinary course of business, to the extent permitted hereunder.

          (b) No part of the proceeds of any Loan made hereunder will be used to "purchase" or "carry" any "margin stock" or to extend credit to others for the purpose of "purchasing" or "carrying" any "margin stock" (as such terms are defined in the Regulation U of the Board of Governors of the Federal Reserve System), and the assets of the Company do not include, and the Company has no present intention of acquiring, any such security.

     1.3. Commitment Fee. The Company shall pay to Agent, for distribution
          --------------
by the Agent to the Banks in accordance with their pro rata shares, a commitment fee computed at the rate of 3/8% per annum on the difference existing from time to time between (a) the aggregate amount of the Banks' Commitments (as they may be reduced pursuant to Sections 1.5 and 2A.3), and (b) the outstanding unpaid principal balance of sums disbursed to the Company by the Banks hereunder. Such commitment fees shall accrue for the period from the date of this Agreement to and including the Termination Date, and shall be payable in arrears on the last day of March, June, September and December of each year, commencing June 30, 1997.

     1.4. Facility Fee. Upon the execution of this Agreement, the Company
          ------------
shall pay to Agent, for distribution by Agent to the Banks in accordance with their pro rata shares, a facility fee equal to three-eighths of one percent (3/8%) of the aggregate amount of the Commitments.

     1.5. Termination or Reduction of the Commitment.
          ------------------------------------------

          (a) Voluntary Reductions. The Company shall have the right, upon two
              --------------------
Business Days' prior written notice to Agent, to ratably reduce in part the Commitments at any time, provided, however, that each partial reduction of the
                         --------  -------
Commitments shall be in a minimum amount of $1,000,000 in the aggregate and in $100,000 multiples in excess thereof and provided, however, that no reduction
                                         --------  -------
shall reduce the Commitment of any Bank to an amount less than the aggregate amount of the Loans of such Bank and such Bank's pro rata share of Letters of Credit outstanding hereunder at the time. The entire Commitments of the Banks may be terminated in whole at any time upon two Business Days' prior written notice to Agent.

          (b) Scheduled Reductions. On the last day of each fiscal quarter
              --------------------
during the periods set forth in the left hand column below, the Company shall reduce each Bank's Commitment by the percentage in the right hand column below multiplied by such Bank's Commitment as in effect at the opening of business on September 30, 2000.

                                                   Percentage Reduction
                                                      of each Bank's
                                               September 30, 2000 Commitment
                                               -----------------------------
               Period
               ------

July 1, 2001 through December 31, 2000                      2.5%

January 1, 2001 through December 31, 2001                  3.75%

January 1, 2002 through December 31, 2003                   5.0%

January 1, 2004 through December 31, 2004                  6.25%

January 1, 2005 through June 30, 2005                       7.5%


          (c) Mandatory Reductions. In addition, the Company shall be required
              --------------------
to reduce the Commitments on a pro rata basis (and the foregoing $1,000,000 minimum reduction shall not be applicable thereto), in connection with any sale of a cable television system owned by the Company from time to time (all such cable systems which are owned or hereafter acquired by the Company are hereinafter referred to as the "Cable Systems"), in the amount determined pursuant to Section 5.6 hereof. If the Company effectuates the third (3rd) sale of a Cable System after September 30, 2000, and the Company reduces the Commitments pursuant to this Section 1.5 and Section 5.6 hereof, then the amount of such a reduction shall be applied against the scheduled reductions under
Section 1.5(b) in inverse order until the entire amount is so applied.

     1.6. Prepayment. Subject to the provisions of Section 1.9 of this
          ----------
Agreement, the Company may prepay the Loans in whole or in part at any time without premium or penalty; and the prepayments prior to the Termination Date shall not reduce the Commitments and may be reborrowed. All prepayments shall be made and applied pro rata against the Notes then outstanding. Prepayments shall be not less than $1,000,000 in the aggregate and $100,000 multiples in excess thereof. The Company shall notify the Agent at least one (1) Business Day in advance of any such prepayments on a Prime Rate Loan and at least two (2) Business Days in advance of any such prepayments of a Eurodollar Loan. In addition to the foregoing, the Company shall be required to make a payment (and the foregoing $1,000,000 minimum reduction shall not be applicable thereto) in connection with any sale of a Cable System, in the amount determined pursuant to
Section 5.6 hereof.

     1.7. Rate of Interest. The Company shall pay interest on the unpaid
          ----------------
principal amount of each Loan from the date of such Loan until the date the principal balance of such Loan is paid in full at the following rates:

          (a) Prime Rate Loans: During the periods that such Loan is a Prime
              ----------------
Rate Loan, a rate equal to the Base Rate plus the Applicable Margin per annum, with such interest rate changing when and as the Base Rate changes and when and as the Applicable Margin changes;

          (b) Eurodollar Loans: During each Interest Period of a Eurodollar
              ----------------
Loan, a rate equal to LIBO Rate for the Interest Period plus the Applicable Margin per annum, with such rate to change when and as the Applicable Margin changes;

provided, that, in each case, the unpaid principal balance of a Loan
--------
shall bear interest upon the occurrence and during the continuance of an Event of Default at a rate equal to two percent (2%) per annum plus the Base Rate, with such rate changing when and as such Base Rate changes.

     1.8. Interest Periods. If and for so long as any Loan shall be maintained
          ----------------
as a Eurodollar Loan, the period commencing on the date of such Loan and ending on the date of payment in full shall be divided into "Interest Periods." The initial Interest Period shall be selected by the Company in the applicable notice required by section 2.1. The Company may select a subsequent Interest Period for each Loan by notifying the Agent thereof at least one (1) Business Day (in the case of a Prime Rate Loan) and two (2) London Business Days (in the case of a Eurodollar Loan) prior to the first day of the new Interest Period. Within 5 Business Days after the commencement of each Interest Period, the Company shall deliver to the Agent written confirmation of the interest rate applicable to the Eurodollar Loan to which such Interest Period relates and the term of such Interest Period. If the Company fails to select a subsequent Interest Period at the termination of an applicable Interest Period for any Eurodollar Loan in accordance with the preceding sentence, such Loan shall be a Prime Rate Loan thereafter, until such time that an Interest Period is selected. The selection of Interest Periods is subject to the following provisions:

          (a) Each Interest Period for a Eurodollar Loan shall be a period of one (1), two (2), three (3) or six (6) months' duration, or such other periods requested by the Company which are reasonably available from all the Banks in their sole discretion in the case of Eurodollar Loans of $1,000,000 or more.

          (b) Interest on each Loan (other than Loans bearing interest at the rate for Prime Rate Loans) shall accrue from and including the first day of its Interest Period to, but excluding, the day on which such Interest Period expires.

          (c) If any Interest Period would otherwise end on a day which is not a London Business Day, such Interest Period shall be extended to the next succeeding London

Business Day unless such London Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding London Business Day, as applicable (subject to Section 1.8(d) below).

           (d) Any Interest Period for a Eurodollar Loan which begins on the last London Business Day of a calendar Month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last London Business Day of a calendar month.

           (e) No Interest Period for a Loan may extend beyond the Termination Date.

           (f) No more than eight separate Interest Periods may be in effect at any one time.

     1.9.  Funding Costs. In connection with any prepayment or repayment of
           -------------
a Eurodollar Loan made on other than the last day of the applicable Interest Period, whether such prepayment or repayment is voluntary, mandatory, by demand, acceleration or otherwise, and in connection with any failure by the Company to fulfill on or before the date specified in a request for an advance of a Eurodollar Loan the applicable conditions as set forth in this Agreement, the Company shall pay to Banks all funding costs (other than loss of the Applicable Margin) which may arise in connection with such prepayment or repayment or failure to fund, as calculated by Agent in accordance with Exhibit B.
                                                           ---------

     1.10. Other Increased Costs. If, as a result of any (a) change in any
           ---------------------
law or regulation, or in the interpretation thereof by any court or administrative or governmental authority, (b) charge generally imposed on banks which are similarly situated to the Banks which affects any Bank in its dealings in the London Interbank market, (c) violation by the Company of the terms of this Agreement, or (d) the adoption of or change in any law, rule, regulation or guideline affecting capital adequacy or compliance by a Bank (or any lending office of such Bank) or such Bank's holding company with any request or directive regarding capital adequacy of any court, administrative or governmental authority, or central bank:

                (i) the basis of taxation of payments to any Bank of the principal of or interest on any Loan or any other amounts payable under this Agreement (other than taxes imposed on the overall net income of such Bank) is changed;

                (ii) any reserve (including, without limitation, the Certificate Reserve Percentage), special deposit or similar requirement relating to any extension of credit or other asset of, or any deposits with or other liabilities of any Bank which affects the making or maintaining by such Bank of Loans hereunder is imposed, modified or deemed applicable;

                (iii) any other condition or cost affecting this Agreement or the making or maintaining by any Bank of Loans made hereunder is imposed on such Bank by law or regulation; or

                (iv) the rate of return on any Bank's capital or on the capital of such Bank's holding company, if any, as a consequence of this Agreement, the Commitments or the Loans is or would be reduced and such Bank reasonably determines that, by reason thereof, the cost to it of making or maintaining any Loan hereunder is increased, or any amount receivable by it hereunder in respect to any such Loan is reduced, then the Bank so affected shall notify the Company thereof within a reasonable time and the Company shall pay to such Bank, upon written request (which request shall describe the occurrence and include a calculation of such additional cost or reduction), such additional amount or amounts as will, in the reasonable determination of such Bank, compensate such Bank for such additional costs or reduction; provided, however, that the Company's liability for additional
           --------  -------
amounts computed in accordance with this section shall neither be changed nor waived by a failure of such Bank to give such notice.

     1.11. Payments. Interest on Prime Rate Loans shall be due and payable
           --------
quarterly on the last day of each March, June, September, and December, commencing on the first of such days to occur after the date thereof; interest on Eurodollar Loans shall be due and payable on the expiration date of each applicable Interest Period and, if the Interest Period is longer than 90 days, on the last day of each March, June, September and December commencing on the first of such days to occur after the commencement of such Interest Period. In addition, interest shall be due and payable on the Termination Date. The Agent shall give the Company telephonic advice of the amount of each scheduled principal and interest payment which shall be due on the Notes and shall thereafter mail a bill to the Company therefor, but failure of the Agent to give such telephonic advice or to mail any such bill shall not relieve the Company of its obligations to make timely payments of principal and interest on the Notes.

     1.12. Special Provisions Applicable to Eurodollar Loans.
           -------------------------------------------------

           (a) Change of LIBO Rate. The LIBO Rate may be automatically adjusted
               -------------------
by Agent on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor) that increase the cost to Banks of funding any Eurodollar Loan; provided, however, that each Bank shall use reasonable efforts to minimize such costs, subject, in any event, to such Bank's sole discretion. Agent shall give the Company notice of such a determination and adjustment, which determination and adjustment made in good faith shall be prima facie evidence of the correctness of the fact and the amount of such adjustment. The Company may, by notice to Agent, (A) request Agent to furnish to the Company a statement setting forth the basis for adjusting such LIBO Rate and the method for determining the amount of such adjustment; and/or
(B) repay the Eurodollar Loan with respect to which such adjustment is made pursuant to the requirements of Sections 1.6 and 1.19 hereof.

          (b) Unavailability of Eurodollar Funds. In the event that the Company
              ----------------------------------
shall have requested a Eurodollar Loan in accordance with Section 1.8 hereof and any Bank shall have reasonably determined that Eurodollar deposits equal to the principal amount of such Eurodollar Loan and for the Interest Period specified are unavailable or that the LIBO Rate will not adequately and fairly reflect the cost of making or maintaining the principal amount of such Eurodollar Loan during the Interest Period specified or that by reason of circumstances affecting Eurodollar markets, adequate and reasonable means do not enlist for ascertaining the LIBO Rate applicable to the specified Interest Period, Agent on behalf of such Bank shall promptly give notice of such determination to the Company that the LIBO Rate is not available. A determination by Agent hereunder made in good faith shall be prima facie evidence of the correctness of such fact. Upon such a determination, (i) the obligation to advance or maintain Eurodollar Loans shall be suspended until Agent shall have notified the Company and Banks that such conditions shall have ceased to exist, and (ii) the Company shall elect the Prime Rate to be applicable to such Loan in accordance with
Section 1.8 hereof.

     1.13. Taxes. Any and all payments by the Company to the Banks hereunder
           -----
shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Bank, (i) taxes
                                  ---------
assessed solely on the income of such Bank, (ii) taxes arising solely from a connection between such Bank and the jurisdiction imposing such tax, other than a connection arising from the activities of such Bank solely in connection with this Agreement, and (iii) United States withholding tax payable with respect to payments hereunder under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) for such Bank, provided that any United States withholding tax payable as a result of any changes in such laws occurring after the Initial Date shall not be excluded (all such non-excluded taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 1.13, the term "Initial Date" shall mean, in the case of each Bank, the date of this Agreement and, in the case of each assignee (for purposes of this Section 1.13, "Assignee"), the date of the applicable assignment of the Loan. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any Note to any Bank or Assignee, (i) the sum payable by the Company shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.13) such Bank or Assignee (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, but shall be decreased to take into account any credit, deduction or offset available in any other jurisdiction as a result of such payment, and (ii) the Company shall make such deductions and pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Company shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Bank organized under the laws of a jurisdiction outside of the United States, unless such Bank has provided to the Company either (x) a facially complete Internal Revenue Service Form 4224 or Form 100 1 or other applicable form, certificate or document prescribed by the United States Internal Revenue Service certifying as to such Bank's entitlement to an exemption from, or reduction of, United States withholding tax on payments to be made hereunder or under the Notes or (y) a letter stating that such Bank is unable lawfully to provide a properly completed and executed Form 4224 or Form 1001 or (z) other facially complete documents satisfactory to the Agent and the Company indicating that all payments that will be made to such Bank are exempt from or subject to a reduced rate of United States withholding tax.

     The Company hereby agrees to pay each Bank the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section 1.13) paid by such Bank decreased to take into account the effect of any credit, deduction or offset, as determined and certified by such Bank's tax or accounting department to Company in good faith, available in any other jurisdiction on account of the payment of Taxes, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto. Each Bank subject to Taxes agrees either, at its option, to contest the payment of Taxes or to pay or permit the Company to pay such Taxes when due and payable and, if any such Bank receives a rebate, refund or other return of Taxes paid by the Company, such Bank will turn over to the Company the amount rebated, refunded or returned. Payment under this provision shall be made within thirty (30) days from the date such Bank makes written demand therefor.

     Within (30) days after the date of any payment of Taxes, the Company will furnish to the Agent or the applicable Bank the original or a certified copy of a receipt or other documents reasonably acceptable to the Agent evidencing payment thereof.

     Any Bank or Assignee organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) shall provide from time to time if requested by the Company and the Agent or required by the Internal Revenue Service of the United States, (i) a facially complete Internal Revenue Service Form 4224 (or any successor form) certifying that all payments made to such Bank are effectively connected with its conduct of trade or business in the United States and will be includable in its gross income or (ii) a facially complete Internal Revenue Service Form 1001 (or any successor form) certifying as to its status for purposes of determining the applicability of a reduced rate of United States withholding taxes with respect to all payments to be made hereunder to such Bank pursuant to a double tax treaty obligation of the United States, or (iii) other facially complete documents satisfactory to the Agent and Company indicating that all payments that will be made to such Bank are exempt from or subject to a reduced rate of United States withholding tax. Unless the Company and Agent have received such forms of such documents validly indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable double tax treaty, the Company or the Agent shall withhold taxes from such payments to such Bank at the applicable statutory rate.

     Notwithstanding any other provision contained herein to the contrary, the Company and the Agent shall be entitled to deduct and withhold United States withholding taxes with respect to all payments to be made hereunder to or for any Bank or Assignee as may be required by United States law due to an assignment and such Bank or Assignee shall indemnify and hold harmless the Company and the Agent from and against any tax, interest, penalty or other expense that the Company and the Agent may incur as a consequence of any failure to withhold United States taxes applicable because of any assignment that is not disclosed to them.

                                  ARTICLE II
                                  ----------

                           ADMINISTRATION OF CREDIT
                           ------------------------

     2.1. Borrowing Procedure. Loans hereunder shall be made at the principal
          -------------------
banking office of the Agent located in Philadelphia, Pennsylvania (or, in the case of a successor Agent, the office identified by such successor Agent), upon telephonic notice from the Company to the Agent specifying (i) the date, which must be a Business Day, of the proposed borrowing (hereinafter referred to as a "Funding Date") (ii) the principal amount and type of the proposed Loan and
(iii) in the case of a Eurodollar Loan, the initial Interest Period for such Loan. Such telephonic notice shall be given to the Agent not later than 2:00 p.m., Agent's local time on the first (1st) Business Day prior to the Funding Date, in the case of Prime Rate Loans, and not later than 2:00 p.m., Agent's local time on the second (2nd) Business Day prior to the Funding Date in the case of Eurodollar Loans. Upon its receipt of such telephonic notice from the Company, the Agent shall promptly give telephonic notice to each other Bank, and each such Bank shall have its portion of the Loans available to the Agent in Agent's principal banking office in immediately available funds on the Funding Date. Out of the funds received from the Banks for the making of the Loans hereunder, the Agent will make a Loan to the Company in such amount on behalf of such Bank. The failure of any of the Banks to lend in accordance with its Commitment shall not relieve the other Banks of their several obligations hereunder, but no Bank shall be liable in respect to the obligation of any other Bank hereunder or be obligated in any event to lend in excess of its Commitment. Documents delivered to the Agent for the account of each Bank shall be promptly delivered to such Bank, or in accordance with instructions received from it, together with copies of such other documents received in connection with the borrowing as such Bank shall request. Within five (5) Business Days after each Funding Date, the Company shall deliver to the Agent a written certification, dated as of the Funding Date in the form of Exhibit C attached hereto confirming
                                            ---------
the matters set forth in clauses (i) through (iii) of this Section 2.1.

     2.2. Computations: Non-Business Days. All interest payable on Eurodollar
          -------------------------------
Loans shall be computed for the actual number of days elapsed using a daily rate determined by dividing the annual rate by 360, and all interest payable on Prime Rate Loans and the commitment fees under Section 1.3 hereof and the Letter of Credit Fees under Section 2A.4(a)(iii) shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the Commonwealth of Pennsylvania, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest under the Notes, or commitment fees hereunder, as the case may be.

     2.3. Application of Payments. All payments and prepayments of principal,
          -----------------------
interest and fees under this Agreement and the Notes shall be made to the Agent at 1339 Chestnut Street, Philadelphia, Pennsylvania 19101 no later than 2:00 p.m. Philadelphia, Pennsylvania time on the due date thereof in immediately available funds, for the ratable account of the Banks. The Agent shall promptly distribute to each such Bank, pro rata, the amount of principal, interest or fees received by the Agent for the account of such Bank. Any payment to the Agent for the account of a Bank or a holder of a Note under this Agreement shall constitute a payment by the Company to such Bank or holder of the amount so paid to the Agent, and any Notes or portions thereof so paid shall not be considered outstanding for any purpose after the date of such payment to the Agent.

     2.4. Pro Rata Treatment. All payments or prepayments of principal, interest
          ------------------
or fees shall be made pro rata in accordance with the amounts of the Notes then outstanding. In the event that any Bank shall receive from the Company or any other source (other than the sale of a participation to another commercial lender in the ordinary course of business) any payment of, on account of, or for any obligation of the Company hereunder or under the Notes (whether pursuant to the exercise of any right of set off, banker's lien, realization upon any security held for or appropriated to such obligation, counterclaim or otherwise) other than as above provided, then such Bank shall immediately purchase, without recourse and for cash, an interest in the obligations of the same nature held by the other Bank so that each Bank shall thereafter have a percentage interest in all of such obligations equal to the percentage interest which such Bank held in the Notes outstanding immediately before such payment; provided, that if any payment so received shall be recovered in whole or in part from such purchasing Bank, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Company specifically acknowledges and consents to the preceding sentence.

     2.5. Deposits: Set Off.  The Company grants each Bank, as security for the
          -----------------
Note of such Bank, a lien and security interest in any and all monies, balances, accounts and deposits of the Company at such Bank now or at any time hereafter. If any Event of Default occurs hereunder or any attachment of any balance of the Company occurs, such Bank may offset and apply any such security toward the payment of the Note held by such Bank (subject to the requirements of Section
2.4 hereof), whether or not such Note or any part thereof, shall then be due. Promptly upon its charging any account of the Company pursuant to this section, the Bank shall give the Company notice thereof.

                                  SECTION 2A
                                  ----------

                               LETTERS OF CREDIT
                               -----------------

     2A.1  Availability of Credit. Subject to the terms and conditions set
           ----------------------
forth herein, the Banks shall from time to time prior to the Termination Date participate in the issuance by the Agent of Letters of Credit for the account of the Company on the following terms and conditions:

           (a) at the time of issuance of the Letter of Credit, the unborrowed portion of the Commitments shall equal or exceed the sum of the amount available to be drawn under such Letter of Credit and the amount available to be drawn under, and any unreimbursed draws under, all other Letters of Credit;

           (b) at the time of issuance of a Letter of Credit, the amount available to be drawn under such Letter of Credit and all other Letters of Credit then outstanding hereunder plus any unreimbursed draws under all other Letters of Credit shall not exceed, in the aggregate, the Letter of Credit Sublimit;

           (c) the final expiration date of each Letter of Credit shall be on or before the earlier of (i) one year from the date of issuance thereof and
(ii) the Termination Date;

           (d) there shall not exist at the time of issuance of the Letter of Credit, and as a result thereof, any Default or Event of Default; and

           (e) each Letter of Credit issued under this Section 2A shall be required by the Company in the ordinary course of its business.

     Upon issuance of each Letter of Credit, each Bank shall have a participation interest therein based on its pro rata share of the Commitment as set forth in Section 1.1(b) of this Agreement.

     2A.2  Commitment Availability. The amount available under the
           -----------------------
Commitments as from time to time in effect shall be reduced by the amount available to be drawn under all outstanding Letters of Credit and unreimbursed amounts of any draws under Letters of Credit. The amount by which the Commitment is so reduced shall not be available for Loans under Section 1.1 hereof, except Loans thereunder which are made to reimburse Agent for draws under the Letters of Credit as permitted pursuant to Section 2A.4(b) hereof.

     2A.3  Approval and Issuance.
           ---------------------

           (a) The Company shall provide Agent not less than three (3) Business Days' prior written notice of each request for the issuance of a Letter of Credit by delivery of a Letter of Credit Request Form in the form attached as Exhibit D hereto and Agent's Letter of
---------

Credit Application in either the form attached as Exhibit E ("Standby Letter of
                                                  ---------
Credit Application") or Exhibit F ("Commercial Letter of Credit Application")
                        ---------
hereto. Each Letter of Credit Request Form submitted by the Company to Agent requesting the issuance of a Letter of Credit shall be certified by the Chief Executive Officer, Chief Financial Officer, the President, a Vice President or Treasurer of JII ("Authorized Officer(s)"), and shall, in addition to the matters described in Section 2.1 hereof, list all Letters of Credit outstanding for the account of the Company at that time and, for each Letter of Credit so listed, its face amount, outstanding undrawn balance and expiration date. It shall be a condition to the issuance of any Letter of Credit that Agent shall have received a Letter of Credit Request Form and either a Standby Letter of Credit Application or a Commercial Letter of Credit Application as described above.

          (b) Agent will promptly provide to Banks written or telephonic notification of Agent's receipt of the Letter of Credit Request Form and the Letter of Credit Application which shall state (i) the amount of the Letter of Credit requested and (ii) the expiration date of the requested Letter of Credit.

     2A.4 Obligations of the Company.
          --------------------------

          (a) The Company agrees to pay to Agent in connection with each Letter of Credit issued hereunder: (i) immediately upon the demand of Agent on behalf of all Banks, the amount paid by each Bank with respect to such Letter of Credit; (ii) immediately upon demand of Agent, the amount of any draft presented purporting to be drawn under such Letter of Credit provided that the draft and accompanying documents conform to the terms of the Letter of Credit but subject to the terms of Section 2A.7 (whether or not Agent has at such time honored such draft) and any other amounts paid thereunder (it being understood that Agent is not required to make demand upon or proceed against any Bank or other party or to resort to any Collateral before obtaining payment from Company); (iii) on the date of issuance of each Letter of Credit and on the effective date of any extension or renewal of any Letter of Credit a non-refundable fee for the benefit of Banks in accordance with each Bank's pro rata share of the face amount of such Letter of Credit equal to the Applicable Margin in effect for the LIBO Rate interest option on such date; (iv) interest on any indebtedness outstanding with respect to such Letter of Credit, whether for funds paid on drafts on such Letter of Credit, or otherwise (but such indebtedness shall not include undrawn balances of such Letter of Credit issued hereunder) at the rate applicable to Prime Rate Loans under Section 1.7(a) hereof from the date of payment by Agent (if not reimbursed by the Company on the same day) to the date one (1) Business Day after notice to the Company of such payment, and thereafter at the rate of 2% per annum plus the Base Rate. Interest under the preceding clause (iv) shall be paid at the times and in the manner set forth in Section 1.7(a) hereof, and shall accrue on amounts paid on a Letter of Credit (if not reimbursed by the Company on the same day) from the date of payment by Agent, whether or not demand is made, until such amounts are reimbursed by the Company whether before, at or after demand.

          (b) On or before the Termination Date, in the absence of a Default or Event of Default, and subject to the provisions of Section 2.1 hereof, Banks hereby agree to advance funds to the Company under the Commitment to make the payments required under Sections 2A.4(a)(i) and (ii) hereof. If any payment by the Agent of a draft drawn under a Letter of Credit is for any reason (including without limitation the occurrence or continuation of a Default or Event of Default hereunder) not reimbursed prior to or on the date of such payment, the amount of such payment shall thereupon be deemed for purposes hereof a Loan under Section 2.1 hereof but payable upon the demand of Agent at the direction of Required Banks. Such demand reimbursement obligation shall be otherwise subject to all the terms and conditions thereof as if loaned by Banks pursuant to Section 2.1 hereof (but without duplication).

     2A.5 Payment by Banks on Letters of Credit.
          -------------------------------------

          (a) With respect to each Letter of Credit, each Bank agrees that it is irrevocably obligated to pay to Agent, for each such Letter of Credit, such Bank's Pro Rata Share of each and every payment made or to be made by Agent under such Letter of Credit (each such payment to be made, a "LOC Contribution"). Each Bank's LOC Contribution shall be due from such Bank immediately upon, and in any event no later than the same day as, receipt of written notice (which may be sent by telex or telecopier) from Agent (except that if such notice is received after 3:00 p.m. on any Business Day, payment may be made on the following Business Day, together with interest equal to the effective rate for overnight funds in New York as reported by the Federal Reserve Lender of New York for such day (or, if such day is not a Business Day, for the next preceding Business Day)) that (i) it has made a payment or (ii) a draft has been presented purporting to be drawn on a Letter of Credit issued hereunder. Such payment shall be made at Agent's offices in immediately available federal funds.

          (b) The obligation of each Bank to make its LOC Contribution hereunder is absolute, continuing and unconditional, and Agent shall not be required first to make demand upon or proceed against the Company or any guarantor or surety, or any others liable with respect to the applicable Letter of Credit and shall not be required first to resort to any Collateral. LOC Contributions shall be made without regard to termination of this Agreement or the Commitment, the existence of an Event of Default or Default hereunder, the acceleration of indebtedness hereunder or any other event or circumstance.

     2A.6 Collateral Security.
          -------------------

          (a) The indebtedness, liabilities and obligations of the Company under this Section 2A, however created or incurred, whether now existing or hereafter arising, due or to become due, absolute or contingent, direct or indirect, secured or unsecured, are among the obligations secured by the security interests, liens and encumbrances created by the Collateral Security Documents delivered to Agent, and Agent and the Banks are entitled to the benefit of the collateral security granted thereunder with respect to such indebtedness.

          (b) Notwithstanding the payment in full of all the Loans made under the Commitment, the termination of the Commitment or the occurrence of the Termination Date, the

Collateral shall continue to secure the indebtedness, liabilities and obligations of the Company under this Section 2A until all Letters of Credit shall have expired and all indebtedness, liabilities and obligations under this
Section 2A shall have been paid in full.

          (c) On the Termination Date and the occurrence of an Event of Default, Required Banks may require (and in the case of an Event of Default occurring under Section 7.7 it shall be required automatically) that the Company deliver to Agent, cash or U.S. Treasury Bills with maturities of not more than 90 days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred ten percent (110%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit. At such time as such collateral is required to be and has not been deposited, Agent on behalf of Banks shall be entitled to liquidate such of the other collateral for the Loan (if any) as is necessary or appropriate in its sole judgment so as to create such cash collateral.

          (d) Any cash collateral deposited under subparagraph (c) above, and all interest earned thereon, shall be held by Agent and invested and reinvested at the expense and the written direction of the Company, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

     2A.7 General Terms of Credits. The following terms and conditions
          ------------------------
apply with respect to each Letter of Credit (a "Credit") notwithstanding anything to the contrary contained herein:

          (a) the Company assumes all risks of the acts or omissions of the beneficiary of each Credit with respect to the use of the Credit or with respect to the beneficiary's obligations to the Company. None of the Banks nor any of their officers or directors shall be liable or responsible for, and the Banks hereby agree to ratably indemnify and hold Agent and any issuer of a Credit harmless (except for the issuer's gross negligence or willful misconduct) with respect to: (i) the use which may be made of the Credit or for any acts or omissions of the beneficiary in connection therewith; (ii) the accuracy, truth, validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should in fact prove to be in any or all respects false, misleading, inaccurate, invalid, insufficient, fraudulent, or forged; (iii) the payment by Agent against presentation of documents which do not comply with the terms of the Credit, including failure of any documents to bear any reference or adequate reference to a Credit; (iv) any other circumstances whatsoever in making or failing to make payment under a Credit; or
(v) any inaccuracy, interruption, error or delay in transmission or delivery of correspondence or documents by post, telegraph or otherwise. In furtherance and not in limitation of the foregoing, Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

          (b) Notwithstanding the foregoing, with respect to any Credit, the Company shall have a claim against Agent, and Agent shall be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to indirect or consequential, damages suffered by the Company caused by the Agent's willful misconduct or gross negligence.

          (c) To the extent not inconsistent with this Agreement, the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, are hereby made a part of this Agreement with respect to obligations in connection with each Credit.

                                  ARTICLE III
                                  -----------

                       CONDITIONS PRECEDENT OF BORROWING
                       ---------------------------------

     Without limiting any of the other terms of this Agreement, the Banks shall not be required to make any Loan to the Company hereunder, and the Agent shall not be required to issue any Letters of Credit for the benefit of the Company, unless the requirements of Section 3.1 below are satisfied on the Funding Date for such Loan or the date of issuance of the Letter of Credit. This Second Amended and Restated Revolving Credit Agreement shall become effective when executed by the Company, Agent and each Bank and when the conditions set forth in Sections 3.1 to 3.6, inclusive, below are satisfied.

     3.1. Representations. On the date hereof and on the date of each Loan
          ---------------
or Letter of Credit, the representations and warranties contained in Article IV hereof and in Section 3 of the Security Agreement (hereinafter defined) continue to be true and correct in all material respects; no Default or Event of Default hereunder shall have occurred and be continuing; and the Agent shall have received a telephonic request therefor at the times and containing the information required under Section 2.1 above. Each such telephonic request for a Loan shall constitute a certification by the Company that the matters set forth in clauses (a), (b) and (c) of Exhibit C hereto are true as of the date thereof.
                               ---------
If no Interest Period is specified by the Company, the Loan request shall be deemed a request for a Prime Rate Loan.

     3.2. Subordination. The Partnerships and JII shall have executed and
          -------------
delivered to Agent a second amended and restated subordination agreement (as amended from time to time hereafter, the "Subordination Agreement") in the form attached hereto as Exhibit G.
                   ---------

     3.3. Security Agreement. The Company shall have executed and delivered to
          ------------------
Agent (i) an amended and restated security agreement in the form attached hereto as Exhibit H (as amended and from time to time hereafter, the "Security
   ---------
Agreement") covering all tangible and intangible personal property of the Company comprising, relating to or arising from the Cable Systems of the Company, and (ii) to the extent not already filed, financing statements, in form satisfactory to the Agent, covering the collateral described in the Security Agreement.

     3.4. Insurance Certificate. Agent shall have received evidence
          ---------------------
satisfactory to it that the Company maintains hazard insurance coverage reasonably satisfactory to Banks.

     3.5. Counsel Opinion. Each Bank shall have received from counsel for
          ---------------
the Company and JII, satisfactory opinions as to such matters relating to the Company and JII, the validity and enforceability of this Agreement, the Loans made and to be made hereunder and the other documents required by this Article III and Federal Communications Commission ("FCC"), U.S. Copyright Office and franchise matters as Banks shall reasonably require. The Company shall execute and/or deliver to each Bank or its counsel such documents concerning its partnership status and the authorization of such transactions as may be reasonably requested.

     3.6. Proceedings Satisfactory. All proceedings taken in connection
          ------------------------
with the transactions contemplated by this Agreement, and all instruments, authorizations and other documents applicable thereto, shall be satisfactory in form and substance to each Bank and its counsel.

                                  ARTICLE IV
                                  ----------

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Banks to enter into this Agreement and to make the Loans as provided herein, the Company represents and warrants to each of the Banks as follows:

     4.1. Organization. The Company is a joint venture partnership duly
          ------------
formed and validly existing under the laws of the State of Colorado and has all requisite partnership power and authority to conduct its business and to own its properties. The Company has no subsidiaries or investments in or loans to any other individuals or business entities other than loans and investments permitted by Section 5.5. The Partnerships are the sole joint venturers or partners with an ownership interest in the Company, and JII is the sole general partner of each of the Partnerships. The Company, the Partnerships and JII are each duly licensed or qualified to do business in the States of Michigan, California, Colorado, Nebraska, Oregon and Indiana and all other jurisdictions in which the nature of their activities or the character of their properties requires such qualification, and failure to so qualify would have a material adverse effect on the property, financial condition or business operations of the Company. All joint venture and partnership interests in the Company are validly existing and the creation and sale thereof are in compliance with all applicable federal and state securities laws and other applicable laws in all material respects.

     4.2. Authority. The execution, delivery and performance of this Agreement,
          ---------
the Notes and the documents required by Article III (the "Collateral Documents") are within the partnership powers of the Company, have been duly authorized by all necessary partnership action and do not and will not (i) require any consent or approval of the joint venture partners of the Company which has not been obtained (and evidence thereof delivered to the Banks), (ii) violate any provision of the joint Venture Agreement of the Company dated October 21, 1987 (as amended, the "Joint Venture Agreement") or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company; (iii) except as set forth in
Exhibit I hereto, require the consent or approval of, or filing or registration
---------
with, any governmental body, agency or authority; or (iv) result in a material breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Company pursuant to, any indenture or other material agreement or instrument under which the Company is a party or by which it or its properties may be bound or affected, except for Permitted Liens. This Agreement constitutes, and the Notes and each of the documents required by Article III when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Company or other signatory enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors' rights generally.

     4.3. Investment Company Act of 1940. The Company is not an "investment
          ------------------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.4. Employee Retirement Income Security Act. The Company does not
          ---------------------------------------
presently maintain, nor is the Company required to contribute to, any Plan on behalf of any of its employees.

     4.5. Financial Statements. The balance sheet of the Company as of
          --------------------
December 31, 1996, and the income statement of the Company for the year ended on such date, as audited by Arthur Andersen & Co. and heretofore furnished to the Banks, are correct and complete and fairly represent the financial condition and the results of its operations for the fiscal year ended on such date. Other than as described in Exhibit I attached hereto, since such date there has been no
                ----------
material adverse change in the property, business, financial condition or operations of the Company or the Cable Systems.

     4.6. Liens. The Company has good and marketable title to all of its
          -----
assets, real and personal, free and clear of all liens, security interests, mortgages and encumbrances of any kind, except Permitted Liens. All owned and leased buildings and equipment of the Company are in good condition, repair and working order in all material respects and, to the best of the Company's knowledge and belief, conform in all material respects to all applicable laws, regulations and ordinances.

     4.7. Contingent Liabilities. The Company has no guarantees or other
          ----------------------
contingent liabilities outstanding (including, without limitation, liabilities by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), except those permitted by Section 5.8 hereof.

     4.8. Partnership Tax Matters.
          -----------------------

          (a) Except as set forth on Exhibit I, the Company has duly and timely
                                     ---------
filed all information and tax returns and reports with any federal, state, local or foreign governmental taxing authority, body or agency, and all taxes, including without limitation income, gross receipt, sales, use, excise and any other taxes, and any governmental charges, penalties, interest or fines with respect thereto, due and payable by the Company, have been paid, withheld or reserved for in accordance with GAAP or, to the extent they relate to periods on or prior to the date of the financial statements referenced in Section 4.5 hereof (the "Financial Statements"), are reflected as a liability on the Financial Statements in accordance with GAAP.

          (b) As of the date of this Agreement, none of the Company's federal income tax information returns have been audited. Except as set forth on
Exhibit I, the Company has not entered into any agreements for the extension of
---------
time for the assessment of any tax or tax delinquency, and the Company has received no outstanding and unresolved notices from the Internal Revenue Service or other state, local or foreign taxing authority, agency or body of any proposed examination or of any proposed change in reported information which may result in a deficiency or assessment against the Company or any partner in the Company and there are no suits, actions, claims, investigations, inquiries or proceedings now pending against the Company in respect of taxes, governmental charges or assessments.

     4.9. Absence of Litigation. Except as set forth in Exhibit I hereto,
          ---------------------                         ---------
neither the Company, JII nor any Partnership is a party to any litigation or administrative proceeding, nor so far as is known by the Company is any litigation or administrative proceeding threatened against any of them, (i) which relates to the execution, delivery or performance of this Agreement, the Notes or any other document required hereunder, or (ii) which, if adversely determined, would be reasonably likely to cause any material adverse change in the property, financial condition or business operations of the Company.

     4.10. Absence of Default. No event has occurred which either of itself or
           ------------------
with the lapse of time or the giving of notice or both, would give any creditor of the Company the right to accelerate the maturity of any indebtedness of the Company for borrowed money. The Company is not in default under any other material lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, non-compliance with which could materially adversely affect its property, financial condition or business operations.

     4.11. Material Agreements. The Company is not a party to any agreement,
           -------------------
instrument or undertaking, or subject to any other restriction, (i) which materially adversely affects or may in the future so affect the property, financial condition or business operations of the Company, or (ii) under or pursuant to which the Company is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand (other than the Collateral Documents required by this Agreement).

     4.12. Partnerships; Joint Ventures. The Company is not a member of any
           ----------------------------
partnership or joint venture.

     4.13. Full Disclosure. No information, exhibit or report furnished by
           ---------------
Company or JII to any Bank in connection with the negotiation or execution of this Agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when made.

     4.14. Fiscal Year. The fiscal year of the Company ends on December 31 of
           -----------
each year.

     4.15. Franchises, Licenses, etc.
           -------------------------

           (a) On the date hereof the Company holds, and at all times hereafter it will continue to hold all licenses, franchises, permits and approvals of, governmental authorities and agencies, including FCC licenses and local municipal licenses, permits and franchises and rights with respect thereto (herein collectively called "Cable Licenses"), and has made all necessary filings with and given all necessary notices to governmental authorities and agencies, including the U.S. Copyright Office, required or necessary for the ownership and operation of its Cable Systems. The Company is in compliance in all material respects with such Cable Licenses, without any known conflict with the rights of others which might result in a material adverse effect on the Company, and in each case subject to no mortgage, pledge, lien, lease encumbrance or option except Permitted Liens. Attached hereto as Exhibit J is a
                                                                 ---------
complete and accurate list of all Cable Licenses held by the Company (copies of such Cable Licenses having been delivered to the Banks) the name of the municipality or other entity granting the same, the expiration date thereof and the date such Cable License was issued or transferred to the Company. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Cable License, or which would materially adversely affect the rights of the Company thereunder.

           (b) On the date hereof and at all times hereafter, the Company has and will have, by ownership or contract, all pole attachment and conduit use rights necessary for the operation of its Cable Systems and is and will be party to all agreements with public utilities and with microwave transmission companies that are required in connection with the conduct of its business, and will duly perform and observe in all material respects the terms and conditions thereof, and no revocation, suspension or termination of any such agreement shall have occurred which would have a material adverse affect on the Company, its business or operations. The Company shall deliver to each Bank at its request, complete and correct copies of all said agreements.

     4.16. Cable Systems.  The Company owns the Cable Systems described in
           -------------
Exhibit K attached hereto, which sets forth a description of the franchises
---------
(including the expiration dates thereof), locations and Basic Subscriber counts of such Cable Systems as March 31, 1997, and a description of the headend and office facilities, and the record owners of such locations and descriptions of any leases covering the Company's lease of any of such facilities from others.

     4.17. Hazardous Wastes, Substances and Petroleum Products.
           ---------------------------------------------------

           (a) The Company has received all permits and filed all notifications necessary to carry on its business(es) under, and is in compliance in all material respects with, all Environmental Control Statutes.

           (b) The Company has not given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local agency with regard to any actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products on properties owned or leased by the Company or in connection with the conduct of its business and operations.

           (c) The Company has not received notice that it is potentially responsible for costs of cleanup of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

     4.18. Compliance. The Company is in compliance in all material
           ----------
respects with all applicable laws and regulations, federal, state and local (including without limitation those administered by the FCC and all state and local authorities regulating the Company's Cable Systems), material to the conduct of its business and operations; the Company has properly withheld all amounts required by law to be withheld for income taxes and unemployment taxes including without limitation, all amounts required with respect to social security and unemployment compensation, relating to its employees, and has remitted such withheld amounts in a timely manner to the appropriate taxing authority, agency or body; the Company possesses all the franchises, permits, licenses, certificates of compliance and approval and grants of authority necessary or required in the conduct of its business and the same are valid, binding, enforceable and subsisting without any material defaults thereunder and are not subject to any proceedings or claims opposing the issuance, development or use thereof or contesting the validity thereof.

     4.19. Perfection of Security Interests. The Company has no knowledge
           --------------------------------
of any further action, including any filing or recording of any documents, which would be necessary in order to establish, perfect and maintain the first priority security interest of Banks in the personal property assets of the Company covered by the Security Agreement, except for the periodic filing of continuation statements with respect to financing statements filed under the Uniform Commercial Code of applicable jurisdictions.

                                   ARTICLE V
                                   ---------

                              NEGATIVE COVENANTS
                              ------------------

     For so long as the Commitments of the Banks (or any Bank) to the Company under this Agreement remain available and while any part of the principal of or interest on the Loans remains unpaid, the Company shall not do any of the following without the prior written consent of Required Banks:

     5.1. Restriction of Indebtedness. Create, incur, assume or have outstanding
          ---------------------------
any indebtedness for borrowed money or for the deferred purchase price of any asset (including obligations under Capitalized Leases), except trade indebtedness in the normal and ordinary course of business for value received, and (i) the Notes; (ii) indebtedness arising under this Agreement; (iii) indebtedness existing on the date of this Agreement and listed on Exhibit L
                                                                  ---------
hereto, and approved by the Banks; (iv) Intercompany Subordinated Debt; and (v) other indebtedness, including indebtedness and obligations incurred to purchase or lease fixed or capital assets not exceeding, at any time, five percent (5%) of the Company's Maximum Permitted Indebtedness.

     5.2. Amendments and Prepayments. Agree to any amendment, modification or
          --------------------------
supplement, or obtain any waiver or consent in respect of compliance with any of the terms of, or call or redeem, or make any purchase or prepayment of or with respect to, any instrument or agreement evidencing or relating to any indebtedness for borrowed money or for the deferred purchase price of any asset, including Capitalized Leases, if such action would have a material adverse effect on the Company or its financial condition or business operations.

     5.3. Restriction on Liens. Create or permit to be created or allow to
          --------------------
exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or asset now owned or hereafter acquired by the Company (including, without limitation, assets comprising the Cable Systems), except (i) liens existing on the date hereof and identified on Exhibit L, securing
                                                    ---------
indebtedness specified on Exhibit L hereto and approved by the Banks, (ii)
                          ---------
Permitted Liens, and (iii) liens securing indebtedness permitted pursuant to clause (v) of Section 5.1 above, provided the liens or security interest are limited to the assets leased or purchased with the proceeds of such indebtedness, or agree or covenant with or promise any person or entity other than the Banks that it will not pledge its assets or properties or otherwise grant any liens, security interests or encumbrances on its property on terms similar to those set forth in this Section 5.3.

     5.4. Sale and Leaseback. Enter into any agreement providing for the
          ------------------
leasing by the Company of property which has been or is to be sold or transferred by the Company to the lessor thereof, or which is substantially similar in purpose to property so sold or transferred.

     5.5. Acquisitions, Loans and Investments. Acquire any other business
          -----------------------------------
or any Cable System (or interest therein) not owned on the date of the Existing Credit Agreement, or make any loan, advance or extension of credit to, or investment in, any other person, corporation or other entity, including investments acquired in exchange for partnership interests or other securities or obligations of any nature of the Company, or create or participate in the creation of any Subsidiary or joint venture, except:

          (a) investments in (i) commercial paper maturing in 270 days or less from the date of acquisition which is rated A1 or better by Standard & Poor's Rating Services or P1 or better by Moody's Investors Services, Inc.; (ii) direct obligations of the United States of America or obligations of any agency thereof which are guaranteed by the United States of America, provided that such obligations mature within twelve (12) months of the date of acquisition thereof; and (iii) certificates of deposit maturing within one (1) year from the date of acquisition thereof issued by a Bank or bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $500,000,000 and indebtedness rated A or better by Moody's Investors Services, Inc. or equivalent by Standard & Poor's Rating Services;

          (b) loans and advances made to employees, subcontractors and suppliers in the ordinary course of business not to exceed $25,000 in the aggregate principal amount outstanding at any time; and

          (c) if no Default or Event of Default exists at the time thereof, or would be caused as a result thereof, acquisitions of assets related to the operation of Cable Systems, not to exceed One Million Dollars ($1,000,000) in the aggregate from the date hereof to the Termination Date.

     5.6. Liquidation; Merger; Disposition of Assets. Liquidate or dissolve
          -------------------------------------------
or discontinue any substantial part of its operations or business; or merge with or into or consolidate with or into any other corporation, partnership or other entity; or sell, lease, transfer or otherwise dispose of all or any material part of its property, assets or business (other than sales made in the ordinary course of business for value received), or any stock or capital interest in any Subsidiary; provided, however, that the Company may sell or dispose of any Cable System for fair value if (a) the Company gives the Agent written notice of such sale or disposition at least 15 days prior to the date thereof, (b) prior to and after giving effect to the proposed sale or disposition of such Cable System (and any required reduction of the Commitments and payment on the Notes with the proceeds of such sale or disposition pursuant to Sections 1.5 and 1.6 hereof)
(i) no Default or Event of Default under this Agreement is continuing, (ii) the Company's Leverage Ratio after giving effect to such sale or disposition is no greater than such ratio immediately prior to such sale or disposition and (iii) the Company is otherwise in compliance with the terms, provisions and covenants of this Agreement in all material respects, (c) the Company shall use the net proceeds of the third (3rd) such sale or disposition of a Cable System to pay Loans on a pro rata, basis pursuant to Section 1.6 hereof to the extent necessary to cause the Company's Leverage Ratio (based on the most recently delivered financial statements and excluding Cash Flow attributable to the sold Cable System(s)) to be equal to or less than 2.50 to 1, and shall permanently reduce the Commitments pursuant to Sections 1.5 of the Credit Agreement on a pro rata basis in the amount of such payment, and (d) the Company shall use the net proceeds of the fourth (4th) such sale or disposition of a Cable System (together with other funds as needed) to repay the Loans in full and shall terminate the Commitments upon such payment.

     5.7. Accounts Receivable.  Except in connection with the sale of the
          -------------------
accounts receivable of a Cable System as part of a sale by the Company of such Cable System which is otherwise permitted under Section 5.6 hereof, discount or sell with recourse, or sell for less than the face amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired.

     5.8. Contingent Liabilities. Guarantee or become a surety or otherwise
          ----------------------
contingency liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) for any obligations of others, except pursuant to the deposit and collection of checks and similar terms in the ordinary course of business.

     5.9. Affiliates. Suffer or permit any transaction with any Affiliate,
          ----------
except on terms not less favorable to the Company than would be usual and customary in similar transactions with non-affiliated persons; provided that this Section 5.9 shall not prohibit the payment of (i) Intercompany Subordinated Debt except as the same may be restricted by the terms hereof and under the Subordination Agreement and (ii) commissions to The Jones Group, Ltd. as described in Paragraph 2 of Article XII of the Joint Venture Agreement.

     5.10. Management Fees and Home Office Allocations. Pay, or obligate or
           -------------------------------------------
legally bind itself to pay, Management Fees or Home Office Allocations; provided, however, that in the absence of a Default or an Event of Default (and if such payment, together with any payments made pursuant to this Section 5.10 and Section 5.11 hereof will not create a Default or an Event of Default) the Company may: (i) pay Management Fees for any fiscal quarter of the Company not to exceed five percent (5%) of the Gross Operating Revenues of the Company for such quarter (excluding revenues from the sale of any Cable Systems or Licenses) and (ii) pay Home Office Allocations in amounts not to exceed reasonable levels for such payments based on JII's and the Company's historic practices, taking into account inflation and fluctuations in the cost of the items comprising Home Office Allocations. Management Fees and Home Office Allocations accrued but unpaid for any fiscal quarter shall be deferred and subordinated to indebtedness of the Company to the Banks pursuant to the Subordination Agreement; provided, however, that so long as there exists no Default or Event of Default under this Agreement (and such payment, together with any payments made pursuant to this Section 5.10 and Section 5.11 hereof, will not create a Default or Event of Default), (i) such deferred Management Fees and Home Office Allocations may be paid in any subsequent fiscal quarter, and (ii) the Company may pay accrued interest on deferred Management Fees and Home Office Allocations at a rate not to exceed JII's cost of capital.

     5.11. Restricted Payments. Make any Restricted Payments; provided,
           -------------------
however that the Company may, in the absence of a Default or Event of Default under this Agreement (and if such payment, together with any payments permitted to be made pursuant to Section
5.10 hereof, will not create a Default or Event of Default), (i) make distributions to its joint venture partners consistent with distributions contemplated by the Partnerships to their partners as set forth in the Prospectus dated January 10, 1986, as amended September 29, 1986 and December 19, 1986 in respect to Jones Cable Income Fund 1 previously delivered to the Banks, (ii) make interest payments to JII at a rate not to exceed JII's cost of capital on any indebtedness subordinated pursuant to the Subordination Agreement and (iii) in connection with a sale of a Cable System permitted by Section 5.6 hereof, make distributions to the Partnerships to the extent the proceeds thereof are not required thereunder to be used to make a payment of the Loans.

     5.12. Partnerships; Joint Ventures; Partnership Documents. Become a member
           ---------------------------------------------------
of any partnership or joint venture; or amend or permit any amendments of the Joint Venture Agreement.

                                  ARTICLE VI
                                  ----------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     For so long as the Commitments of the Banks (or any Bank) to the Company under this Agreement remain available and while any part of the principal of or interest on the Loans remains unpaid, and unless waived in writing by the Banks, the Company shall:

     6.1. Financial Covenants. (a) Maintain at all times during the periods
          -------------------
set forth in the left-hand column below a Leverage Ratio as of the date of determination as of the last day of the most recently ended quarter of not greater than the amount set forth in the right-hand column:

     Period                                          Maximum Ratio
     ------                                          -------------

     Closing through 06/30/99                          3.50 to 1

     07/01/99 and at all times thereafter              3.00 to 1


          (b) Maintain at all times a ratio of the Company's Annualized Cash Flow as of the last day of the most recently ended quarter to Proforma Debt Service for the period commencing on the first day of the current quarter of not less than 1.50 to 1.

     6.2. Insurance. Maintain insurance in such amounts and against such risks
          ---------
as is customary by companies engaged in the same or similar businesses and similarly situated under policies requiring the insurer to furnish reasonable notice to the Agent and opportunity to cure any non-payment of premiums prior to termination of coverage; and furnish each Bank with certificates of such insurance and cause Agent to be named as the lender loss payee thereof, as its interest may appear.

     6.3. Partnership Existence; Obligations. Do all things necessary to:
          ----------------------------------
(i) maintain its partnership existence and all rights and franchises necessary or desirable for the conduct of its business (except for transactions permitted by Section 5.6); (ii) comply in all material respects with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by governmental authorities, including those relating to environmental standards and controls; and (iii) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves provided for such payments.

     6.4. Business Activities; Management. Continue to carry on its business
          -------------------------------
activities in substantially the manner such activities are conducted on the date of this Agreement and not make any material change in the nature of its business. Without limiting the generality of the foregoing, the Company shall cause its Cable Systems to continue to be managed by JII in substantially the same manner and on substantially the same terms as such Cable Systems are managed by JII on the date hereof.

     6.5. Properties. Keep its properties (whether owned or leased) in good
          ----------
condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements thereof.

     6.6. Accounting Records; Reports. Maintain a standard and modern system
          ---------------------------
for accounting in accordance with generally accepted principles of accounting consistently applied throughout all accounting periods; and furnish to the Agent which shall promptly furnish to the Banks such information respecting the business, assets and financial condition of the Company as it may reasonably request and, without request, furnish to the Agent:

          (a) Within 60 days after the end of each of the first three quarters of each fiscal year of the Company (i) a balance sheet of the Company as of the close of such quarter and of the preceding fiscal year-end; and (ii) statements of income and surplus of the Company for such quarter and for that part of the fiscal year ending with such quarter; all in reasonable detail and certified as true and correct (subject to audit and normal year-end adjustments) by an Authorized Officer; and

          (b) As soon as available, and in any event within 120 days after the close of each fiscal year of the Company, a copy of the audit opinion for such year and accompanying financial statements of the Company as audited by independent public accountants of recognized standing selected by the Company to the effect that the same fairly present the financial condition of the Company and the results of its operations as of the relevant dates thereof; together with copies of any management letters (or portions thereof) issued by such accountants in connection with such audit regarding matters which relate to or adversely effect the Company; and

          (c) As soon as available, copies of all reports or materials (in respect to matters which may have a material adverse effect on the business or financial condition of the Company) filed with the FCC, the Securities Exchange Commission or other governmental agency having regulatory authority over the Company or with any national securities exchange; the Company shall also deliver to the Agent a copy of all information (in respect to matters which may have a material adverse effect on the business or financial condition of the Company) sent by the Company to its joint venture partners or the limited partners of the Partnerships within ten (10) days after the date such information shall have been sent to such joint venture partners or limited partners, as the case may be; and

          (d) Upon request, evidence that insurance policies are in force covering all property of the Company; and

          (e) Promptly, and in any event within 10 days after the Company has knowledge thereof, a statement of an Authorized Officer describing: (i) in detail any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a Default or an Event of Default hereunder or under any other material agreement to which the Company is a party, the period of existence thereof together with a statement of the actions which the Company has taken or proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding of the type described in
Section 4.9; and

          (f) Together with the financial statements referred to in (a) and (b) above, a certificate signed on behalf of the Company by an Authorized Officer, demonstrating in reasonable detail compliance by the Company with the requirements of Sections 5.10, 5.11 and 6.1 hereof; and

          (g) Within 30 days after the end of each calendar quarter, a report, in form and substance satisfactory to each of the Banks, showing with respect to the Cable Systems of the Company (individually and in the aggregate) (i) the number of Basic Subscribers at the end of such quarter and (ii) any other information reasonably requested by the Banks.

          (h) (i) Promptly, and in any event within 30 days after the Company knows that any Reportable Event with respect to any Plan has occurred, a statement of an Authorized Officer setting forth details as to such Reportable Event and the action which the Company proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Company, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan administered by the Company and (iii) promptly after receipt thereof, a copy of any notice (other than a notice of general application) the Company, any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Company.

     The financial statements referred to in (a) and (b) above shall be accompanied by a certificate by the chief financial officer or Treasurer of JII that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes an Event of Default or a Default hereunder.

     6.7. Inspection of Records; Information. Permit representatives of each of
          ----------------------------------
the Banks to visit and inspect any of the properties and examine any of the books and records of the Company at any reasonable time and as often as may be reasonably desired on reasonable notice; and provide each of the Banks with all documents and information regarding the Company and the Cable Systems, financial or otherwise, reasonably requested by any Bank.

     6.8. Compliance; Notification.
          ------------------------

          (a) The Company, each of the Partnerships and JII (with respect to the Cable Systems) will comply in all material respects with all local, state and federal laws and regulations applicable to its business and the provisions and requirements of all franchises, permits, certificates of compliance and approval issued by regulatory authorities and other like grants of authority held by the Company; and the Company will notify the Agent immediately in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or under the terms of any of such franchises, licenses or grants of authority, the existence of which would be reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company; or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority.

          (b) Each of the Company, the Partnerships and JII will notify the Agent in writing immediately of the institution of any litigation, the commencement of any administrative proceeding, the happening of any event or the assertion or threat of any claim, which relates to this Agreement, the Notes or any Collateral Document or which, if adversely determined, would be reasonably likely to have a material adverse effect on the business, operations or financial condition of the Company.

          (c) With respect to the Environmental Control Statutes, the Company shall notify the Agent when, in connection with the conduct of the Company's business(es) or operations, any person or entity, or any federal, state or local agency provides oral or written notification to the Company, the Partnerships or JII with regard to an actual or imminently threatened removal, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products; and notify Banks in detail immediately (i) upon the receipt by the Company of an assertion of liability under the Environmental Control Statutes, (ii) of any actual or alleged failure to comply with or perform, breach, violation or default under any such Environmental Control Statutes and (iii) of the occurrence or existence of any facts, events or circumstances which with the passage of time, the giving of notice, or both, could create such a breach, violation or default.

                                  ARTICLE VII
                                  -----------

                                   DEFAULTS
                                   --------

     In the event that any one or more of the following events (each an "Event of Default") shall occur:

     7.1. Default in Payment. The Company shall fail to pay (i) any interest
          ------------------
on any Note, or any other amount payable to any Bank hereunder (other than a principal payment on any Note), within three (3) days after the same becomes due or (ii) any principal amount due on any Note when due;

     7.2. Default on Certain Covenants. Default in the performance or
          ----------------------------
observance of any agreement, covenant, condition, provision or term contained in
Article V or Section 6.1 of this Agreement;

     7.3. Default in Performance of Other Agreements. Default by the Company
          ------------------------------------------
or JII (in the case of the Subordination Agreement) in the performance or observance of any of the agreements, covenants, conditions, provisions or terms in this Agreement (other than those which constitute Events of Default under Section 7.1 or 7.2 above) or any Collateral Document, continuing for a period of 20 days after written notice thereof is given to the Company by the Agent on behalf of the Banks;

     7.4. Representations or Statements False. Any representation or
          -----------------------------------
warranty made by the Company or JII herein or in any Collateral Document or other document, certificate or agreement delivered pursuant hereto, or any financial statement delivered to the Banks hereunder, shall prove to have been false in any material respect as of the time when made or given;

     7.5. Default on Other Obligations. The Company shall fail to pay all
          ----------------------------
or any part of the principal of or interest on any indebtedness of or assumed by it in excess of $ 100,000 as and when due and payable (whether by fixed maturity or acceleration) and such default shall not be cured within the period or periods of grace, if any, specified in the instruments governing such obligations; or default shall occur under any evidence of, or any indenture or agreement or other instrument governing, such obligation, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness;

     7.6. Judgments. Any judgment, writ, warrant, attachment or execution
          ---------
or similar process which, together with other outstanding judgments, writs, warrants, attachments and executions against the Company or its property, requires payment or presents liability in excess of $500,000 (not covered by insurance) shall be entered or issued against or levied against the Company or its property and such judgment or other process shall not be satisfied, waived, discharged, settled, vacated, fully bonded or stayed within 60 days after the date of the issuance or levy thereof;

     7.7.  Bankruptcy; Insolvency. The Company, either of the Partnerships
           ----------------------
or JII shall (a) become insolvent; or (b) generally fail to pay its debts as they mature; or (c) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (d) become the subject (either voluntarily or involuntarily) of an "order for relief" within the meaning of the United States Bankruptcy Code; or (e) file an answer to a creditor's petition (admitting the material allegations thereof) for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (f) apply to a court for the appointment of a receiver, trustee or custodian for any of its assets; or (g) have a receiver, trustee or custodian appointed for any of its material assets (with or without its consent); or (h) otherwise become the subject of any insolvency proceeding;

     7.8.  Validity. This Agreement, any Note or any document required by
           --------
Article III shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company, either of the Partnerships or JII, or the Company shall deny that it has any or further liability or obligation thereunder or hereunder, as the case may be;

     7.9.  ERISA. Any Reportable Event, which Required Banks determine in
           -----
good faith to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in case of any event described in the preceding provisions of this section 7.9 the Required Banks determine in good faith that the aggregate amount of the Company's liability to the Pension Benefit Guaranty Corporation under ERISA shall exceed $500,000 and such liability is not covered, for the benefit of the Company, by insurance;

     7.10. Revocation of Franchise, etc. Custody or control of any substantial
           ----------------------------
part of the property of the Company, either Partnership or JII shall be assumed by any governmental agency or any court of competent jurisdiction at the request of any governmental agency; if any Cable franchise of the Company shall be suspended, revoked, not renewed or otherwise terminated (including if the Company is required by any franchising authority or by court order or administrative order to halt construction or operations under any Cable franchise and such action shall continue uncorrected for thirty (30) days after the Company has received notice thereof), and such Cable franchise, together with all other Cable franchises suspended, revoked, not renewed or otherwise terminated at the time of such suspension, revocation or termination, has either singly or in the aggregate in excess of the greater of ten percent (10%) of the Basic Subscribers covered by all of the Company's Cable franchises on the last day of the most recently ended fiscal quarter of the Company; or if any governmental regulatory authority or judicial body shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations of the Company as now conducted;

     7.11. Termination or Dissolution of the Company, etc. The Partnerships
           ----------------------------------------------
shall agree to terminate or dissolve the Company; if the Company is terminated or dissolved and not simultaneously continued; if either Partnership shall withdraw as a partner of the Company; if JII shall cease to be the general partner of each of the Partnerships and the manager of the Company; or if the sole partners of the Company shall cease to be the Partnerships;

     7.12. Environmental Matters. Any event or condition shall occur or exist
           ---------------------
with respect to any activity or substance regulated under the Environmental Control Statutes and as a result of such event or condition, the Company has incurred a liability in excess of $500,000 during any consecutive twelve (12) month period;

     THEN:

           (a) As to any Event of Default under section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.8, 7.9, 7.10, 7.11 and 7.12 and at any time thereafter, and in each case, the Agent at the request of Required Banks may, by written notice to the Company, immediately terminate the obligations of the Banks to make Loans and participate in the issuance of Letters of Credit hereunder and/or declare the unpaid principal balance of the Notes, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on the Notes shall thereupon be due and payable all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Notes contained.

           (b) As to any Event of Default under section 7.7, the obligations of the Banks to make Loans and participate in the issuance of Letters of Credit hereunder shall immediately terminate and the unpaid principal balance of the Notes, together with all interest accrued thereon, shall immediately and forthwith be due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary herein or in the Notes contained.

           (c) Upon the occurrence of any of said Events of Default, the rights, powers and privileges provided in this Article VII and all other remedies available to the Banks under this Agreement, the Collateral Documents or at law or in equity may be exercised by the Agent on behalf of the Banks at any time and from time to time, whether or not the indebtedness evidenced by the Notes and secured by the documents required by Article III hereof shall be due and payable, and whether or not the Agent on behalf of the Banks shall have instituted any foreclosure proceedings or other action for the enforcement of the Banks' rights under the Notes or any of the Collateral Documents securing the same.

           (d) For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Article VII and the Collateral Documents, the Company hereby irrevocably constitutes and appoints the Agent its true and lawful attorney-in-fact, with full power of substitution upon the occurrence of an Event of Default, to execute, acknowledge, endorse and deliver any instruments and do and perform any acts which are referred to in this Article VII and the Collateral Documents, in the name and behalf of the Company. The power vested in each said attorney-in-fact is, and shall be deemed to be, coupled with an interest and cannot be revoked.

          (e) In the event that the Notes shall be paid in whole or in part following acceleration of the maturity thereof while a Eurodollar Loan is outstanding and such payment date is not the last day of an Interest Period for such Loan, the Company shall pay to each Bank, on the date of such accelerated Note payment, the amount required pursuant to Section 1.9 hereof.

                                 ARTICLE VIII
                                 ------------

                                  THE AGENT
                                  ---------

     This Article sets forth the relative rights and duties of Agent and Banks respecting the Loans and does not confer any enforceable rights on the Company against Banks or create on the part of Banks any duties or obligations to the Company.

     8.1. Appointment and Powers. Each of the Banks hereby appoints CoreStates
          ----------------------
as Agent for the Banks hereunder, and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers as are specifically delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The duties of the Agent shall be entirely ministerial; the Agent shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any related document, or to enforce such performance, or to inspect the property (including the books and records) of the Company; and the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or the Notes or applicable law. CoreStates agrees to act as Agent upon the express terms and conditions contained in this Article VIII.

     8.2. Application of Payments.  Agent shall apply all payments of principal,
          ------------------------
interest, commitment fee, facility fee, letter of credit fee, or other amounts hereunder made to Agent by or on behalf of the Company, to Banks on the basis of their pro rata shares of the outstanding principal balance of indebtedness hereunder, except any Agent's fee paid in connection herewith which shall be paid solely to Agent. Such distribution of payments shall be made promptly in federal funds immediately available at the office of each Bank set forth above.

     8.3. Modifications and Waivers. No modification or amendment hereof,
          -------------------------
consent hereunder or waiver of Event of Default shall be effective except by written consent of the Required Banks, provided, however, that the written consent of all Banks shall be required to modify, amend, waive, discharge, terminate or suspend compliance with any of the following provisions or matters:
(i) the rate of interest, to the extent it is proposed to be decreased, (ii) the amount of the Commitments, and of each Bank's respective Commitment, (iii) the dates of payment hereunder, (iv) the commitment fee or the Letter of Credit Fee (v) the release of any Collateral provided to the Agent on behalf of Banks pursuant to the Collateral Documents (other than in connection with a sale of a Cable System which is permitted hereunder) if the Collateral to be released is valued (based on the Company's good faith estimate) at Fifty Thousand Dollars ($50,000) or more, and (vi) the provisions of this Section 8.3 or the definition of Required Banks. The Banks hereby agree to execute such further documents including without limitation amendments to this Agreement and the Note(s), waivers and certificates and deliver such opinions as the Agent and its counsel shall so request to implement any modifications approved in accordance with the terms of this Section 8.3. Any amendment or waiver made pursuant to this Section 8.3 shall apply to and bind all of the Banks and any future holder of any Notes. No modification or waiver of any provision of this Agreement or any Note, nor any consent to any departure by the Company here from or therefrom, shall in any case be effective unless the same be in writing, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in any similar or other circumstances.

     8.4. Obligations Several. The obligations of the Banks hereunder are
          -------------------
several, and each Bank hereunder shall not be responsible for the obligations of the other Banks hereunder, nor, will the failure of one Bank to perform any of its obligations hereunder relieve the other Banks from the performance of their respective obligations hereunder.

     8.5. Responsibility. The Agent (i) makes no representation or warranty
          --------------
to any Bank and shall not be responsible to any Bank for any oral or written recitals, reports, statements, warranties or representations made in or in connection with this Agreement or any Note; (ii) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency, collectibility or value of this Agreement or any Note or any other instrument or document furnished pursuant thereto; (iii) may treat the payee of any Note as the owner thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent;
(iv) may execute any of its duties under this Agreement by or through employees, agents and attorneys in fact and shall not be answerable for the default or misconduct of any such employee, agent or attorney in fact selected by it with reasonable care; (v) may (but shall not be required to) consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with advice of such counsel, accountants or experts; (vi) shall be entitled to rely upon any Note, notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, telex, cable or other document or communication believed by it to be genuine and signed or sent by the proper party or parties, and may rely on statements contained therein without further inquiry or investigation. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement on the Notes, except for its or their own gross negligence or willful misconduct.

     8.6. Agent's Indemnification. The Banks agree to indemnify and reimburse
          -----------------------
the Agent (to the extent not reimbursed by the Company), ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights under, this Agreement to the extent that the Agent is not reimbursed for such expenses by the Company.

     8.7. Action on Instruction of Banks; Right to Indemnity. Agent shall in all
          --------------------------------------------------
cases be fully protected in acting or refraining from acting hereunder in accordance with written instructions to it signed by Required Banks unless the consent of all the Banks is expressly required hereunder in which case Agent shall be so protected when acting in accordance with such instructions from all the Banks. Such instructions and any action taken or failure to act pursuant thereto shall be binding on all the Banks, provided that except as otherwise provided herein, Agent may act hereunder in its own discretion without requesting such instructions. Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be specifically indemnified to its satisfaction by the other Banks on a pro rata basis against any and all liability and expense which it may incur by reason of taking or continuing to take any such action.

     8.8. Rights as a Lender. With respect to its Commitment and the Note
          ------------------
issued to it, CoreStates, in its individual capacity as a Bank, shall have, and may exercise, the same rights and powers under this Agreement and the Note payable to it as the other Bank has under this Agreement and Note, and the terms "Bank" and "Banks", unless the context otherwise requires, shall include CoreStates in its individual capacity as a Bank. CoreStates and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Company, any Affiliate of the Company, or any of its subsidiaries and any person, firm or corporation who may do business with or own securities of the Company, such Affiliate or any subsidiary, all as if it were not the Agent, and without any duty to account therefor to the Banks; provided, however, that Agent hereby agrees that if it agrees to make any loan to the Company (but not any Affiliate of the Company, or any subsidiary or any person, firm or corporation which may do business with or own securities of the Company), and the Company provides a security interest in its assets covered by the Collateral Documents, that any such security interest shall be junior to the security interests granted to Agent on behalf of Banks under the Collateral Documents.

     8.9. Credit Investigation. Each of the Banks severally represents and
          --------------------
warrants to the other Bank and to the Agent that it has made its own independent investigation and evaluation of the financial condition and affairs of the Company in connection with such Bank's execution and delivery of this Agreement and the making of its loans and has not relied on any information or evaluation provided by any other Bank or the Agent in connection with any of the foregoing (other than information provided by the Company to the Agent for transmittal to the Banks in connection with the foregoing); and each Bank represents and warrants to the other Bank and to the Agent that it shall continue to make its own independent investigation and evaluation of the creditworthiness of the Company while the Commitments and/or the Notes are outstanding.

     8.10. Resignation, Removal of Agent.
           -----------------------------

           (a) Agent may at any time resign its position as Agent, without affecting its position as a Bank, by giving written notice to Banks and the Company. Such resignation shall take effect upon the appointment of a successor agent in accordance with this Article. In the event Agent shall resign, the Company shall appoint a successor agent, subject to the consent of the Required Banks, which shall not be unreasonably withheld. If within thirty (30) days of the Agent's notice of resignation no successor agent shall have been appointed by the Company and accepted such appointment, then Agent, in its discretion may appoint any other Bank as a successor agent, subject to such Bank's acceptance of such appointment and to approval by the Company, which approval will not be unreasonably withheld.

           (b) All Banks other than the Agent may remove the Agent, without affecting its position as a Bank, by giving written notice signed by all such Banks to the Agent. Such removal shall take effect thirty (30) business days following Agent's receipt of notice of removal. The removal notice shall identify the successor Agent (which shall be a Bank, or shall have been approved by Company).

     8.11. Successor Agent. The successor Agent appointed pursuant to Section
           ---------------
8.10 shall execute and deliver to its predecessor and Banks an instrument in writing accepting such appointment, and thereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the properties, rights, duties and obligations of its predecessor Agent. The predecessor Agent shall deliver to its successor Agent forthwith all collateral security, documents and moneys held by it as Agent, if any, whereupon such predecessor Agent shall be discharged from its duties and obligations as Agent under this Agreement.

     8.12. Collateral Security. Agent will hold, administer and manage any
           -------------------
collateral security pledged from time to time hereunder either in its own name or as Agent, but each Bank shall hold a direct, undivided beneficial interest therein, by reason of and as evidenced by this Agreement.

     8.13. Enforcement by Agent. All rights of action under this Agreement
           --------------------
and under the Notes and all rights to the collateral security, if any, hereunder may be enforced by Agent and any suit or proceeding instituted by Agent in furtherance of such enforcement shall be brought in its name as Agent without the necessity of joining as plaintiffs or defendants any other Banks, and the recovery of any judgment shall be for the benefit of Banks subject to the expenses of Agent.

                                  ARTICLE IX
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     9.1. Accounting Terms: Definitions. Except as otherwise provided, all
          -----------------------------
accounting terms shall be construed in accordance with generally accepted accounting principles consistently applied, and financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. As used herein:

          (a) "Affiliate" means any person, firm, corporation or partnership,
               ---------
which, directly or indirectly, controls, is controlled by, or is under common control with, the Company or a Subsidiary.

          (b) "Annualized Cash Flow" means the Company's Cash Flow for the
               ---------------------
immediately preceding and completed fiscal quarter of the Company multiplied times four (4).

          (c) "Applicable Margin" shall mean (a) in the absence of a Default or
               -----------------
an Event of Default, with respect to each Prime Rate and Eurodollar Loan, respectively, the percentage per annum set forth in the appropriate column below that corresponds to the Company's Leverage Ratio set forth in the left-hand column below, as calculated based on the quarterly compliance certificate of the Company, as follows:


Company's
Leverage Ratio                            Base Rate   LIBO Rate
--------------                            ---------   ---------
Greater than 3.00                         0.375%      1.3750%

2.50 or greater but less
than or equal to 3.00                     0.125%      1.1250%

Less than 2.50                                0%      0.875%

     The Applicable Margin shall be adjusted quarterly by Agent and shall become effective on the earlier of (i) two (2) Business Days after the receipt by Agent of the financial statements and quarterly compliance certificates of the Company pursuant to Sections 6.6(a) and 6.6(f) hereof, and (ii) the last date on which such financial statements and compliance certificates were to be delivered, provided, however, that in the event the Company fails to deliver such financial statements and compliance certificates on a timely basis, the Company's Leverage Ratio shall be deemed to be "Greater than 3.00" until such financial statements and compliance certificates are delivered, and in each case the Applicable Margin shall remain in effect until the next quarterly determination of the Applicable Margin by Agent.

          (d) "Bank" shall mean individually and "Banks" shall mean individually
               ----                               -----
and collectively, the banks or other financial institutions party to this Agreement at any time of determination and their respective successors and assigns, being, CoreStates, Dresdner and PNC on the date hereof.

          (e) "Base Rate" means the higher of (a) the Federal Funds Rate plus
              ----------
one half of one percent (1/2%) per annum or (b) the Prime Rate.

          (f) "Basic Subscribers" means the subscribers in the Cable Systems who
               -----------------
(a) are currently receiving cable television signals supplied by the Company;
(b) have commenced payment for such signals at the standard monthly fees and charges for "basic service" (as such term is commonly understood in the cable television industry) charged by the Company, directly or indirectly, under subscriptions with the Company; and (c) are not 60 or more days delinquent in payments as determined on a contractual basis; provided, however, that for purposes of this definition, senior citizens receiving discounts of not more than 20% of the otherwise applicable rate shall be deemed to be paying standard monthly fees and charges for basic service.

          (g) "Business Day" means a day other than (i) a Saturday, Sunday or a
               ------------
day on which national banks or banks located in the Commonwealth of Pennsylvania are permitted or required by law to close or (ii) in respect to any Eurodollar Loan, a day on which the London interbank market is closed.

          (h) "Capitalized Lease" means any lease which is capitalized on the
               -----------------
books of the lessee, or should be so capitalized under generally accepted accounting principles.

          (i) "Cash Flow" means, for any fiscal quarter, total revenues of the
               ---------
Company for such quarter, determined and consolidated in accordance with generally accepted accounting principles less the sum of (i) operating expenses
                                         ----
of the Company for such quarter and (ii) general and administrative expenses of the Company for such quarter, in each case determined and consolidated in accordance with generally accepted accounting principles.

          (j) "Controlled Group" means a controlled group of corporations as
               ----------------
defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Company is a part.

          (k) "Debt Service" means for any period, the sum of (a) all principal
               ------------
and Interest Expense scheduled to be paid on Total Debt during such period, plus
(b) all rentals (other than insurance premiums and property Taxes) scheduled to be paid under Capitalized Leases during such period.

          (1) "Default" means any event or circumstance which, with the giving
               -------
of notice or the passage of time or both, would constitute an Event of Default.

          (m) "Environmental Control Statutes" means any federal, state,
               ------------------------------
county, regional or local laws governing the control, storage, removal, spill, release or discharge of Hazardous Substances, including without limitation CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, the Clean Air Act, the Clean Air Act Amendments, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right to Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990, the Toxic Substances Control Act, any similar or implementing state law, and in each case including all amendments thereto and all rules and regulations in effect at any time thereunder and all permits issued in connection therewith. "Hazardous Substance" means petroleum products and items defined in the Environmental Control Statutes as "hazardous substances", "hazardous wastes", "pollutants" or "contaminants" and any other toxic, reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

          (n) "ERISA" means the Employee Retirement Income Security Act of
               -----
1974, as the same may be in effect from time to time.

          (o) "Eurodollar Loan" means the portion of a Loan bearing
               ---------------
interest at the rate specified in section 1.7(b).

          (p) "Federal Funds Rate" means, for any day, the effective rate of
               ------------------
interest for such day, as announced from time to time by the Board of Governors of the Federal Reserve System as shown in publication H.15 as the "Federal Funds Rate."

          (q) "Gross Operating Revenues" means, for any period for which such
               ------------------------
sum is being computed, the sum of all revenues and receipts earned by the Company from the operation of its businesses during such period.

          (r) "Home Office Allocations" means, for any period for which such sum
               -----------------------
is being computed, the amount of reimbursement payable by the Company to JII for general overhead and administrative expenses of JII allocated to the Company pursuant to Paragraph 4 of Article VII of the Joint Venture Agreement (computed by JII consistently with respect to all partnerships of which it or a Subsidiary or Affiliate is a general partner or with which it is otherwise affiliated and payment of which shall be subject to all the terms and provisions of this Agreement and the Subordination Agreement).

          (s) "Intercompany Subordinated Debt" means unsecured and subordinated
               ------------------------------
indebtedness of the Company to JII, including, without limitation, any advances by JII to the Company, and any Home Office Allocations and Management Fees which are deferred in accordance with the terms of this Agreement.

          (t) "Interest Expense" means all interest expense, letter of credit
               ----------------
fees and commitment fees incurred with respect to Total Debt for the relevant period, whether accrued or paid.

          (u) "Letter of Credit" means individually, and "Letters of Credit"
               ----------------                           -----------------
means individually and collectively, the letter(s) of credit issued hereunder in the form agreed upon among the Company, the Agent and the beneficiary thereof at the time of issuance thereof and participated in by the Banks pursuant to the terms and conditions of Section 2A hereof.

          (v) "Letter of Credit Request Form" shall mean the certificate in the
               ----------------------------
form attached as Exhibit D hereto to be delivered by the Company to Agent as a
                 ---------
condition of each issuance of a Letter of Credit pursuant to 2A.3 hereof.

          (w) "Letter of Credit Sublimit" shall mean the portion of the
               -------------------------
Commitment up to which Banks have agreed to participate in the issuance by Agent of Letters of Credit pursuant to Section 2A hereof, being Two Million Dollars ($2,000,000) on the date of this Agreement.

          (x) "Leverage Ratio" means the ratio of the Company's Total Debt
               --------------
to the Company's Annualized Cash Flow.

          (y) "LIBO Rate" means, for each Interest Period for each Eurodollar
               ---------
Loan, the annual rate of interest obtained by dividing (i) the average rate of
                                              --------
interest (rounded upward, if necessary, to the nearest 1/10th of 1%) at which deposits in U.S. dollars are offered to prime banks in the London interbank market at 11 a.m. (London time) two Business Days prior to the commencement of the applicable Eurodollar Loan Interest Period for a term equal to such Interest Period and in an amount approximately equal to the principal amount of the applicable Eurodollar Loan, as reflected on the Telerate electronic communications terminals in Agent's money center by (ii) a percentage, expressed as a decimal, equal to 100% minus the reserve percentage applicable to Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the reserve requirements for Agent with respect to Eurocurrency Liabilities (as defined in Regulation D) having a term equal to such Interest Period (including without limitation any marginal, supplemental, special or other reserves which Agent, in its discretion, determines must be maintained pursuant to applicable laws and regulations).

        (z)  "Loan" means a loan made to the Company by any Bank pursuant to
              ----
Article I of this Agreement.

        (aa) "LOC Contribution" shall have the meaning assigned to it in Section
              ----------------
2.5A hereof.

        (bb) "London Business Day" means any Business Day on which the banks of
              -------------------
London, England are open for business.

          (cc) "Management Fees" means, for each period for which such sum is
                ---------------
being computed, management fees payable by the Company to JII pursuant to
Article VII, Section 3 of the Joint Venture Agreement, which fees shall be calculated and payable monthly (payment of which shall be subject to all of the terms and provisions of this Agreement and the Subordination Agreement).

          (dd) "Maximum Permitted Indebtedness" means, at the date of
                ------------------------------
determination, the maximum permitted Leverage Ratio of the Company on such date multiplied by the Company's Annualized Cash Flow for the preceding fiscal quarter.

          (ee) "Note" and "Notes" shall have the meanings set forth in
                ----       -----
Section 1.1 of this Agreement.

          (ff) "Permitted Liens" means:
                ---------------

                (i) liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Company by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided; and zoning restrictions, easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the affected property by the Company;

                (ii) liens or deposits in connection with worker's compensation or other insurance or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

                (iii) liens or security interests in favor of the Banks securing the indebtedness and other obligations of the Company to the Banks under or in connection with this Agreement, the Notes and the Collateral Documents;

                (iv) purchase money liens and security interests in favor of sellers or lessors securing indebtedness or obligations incurred to acquire or lease fixed or capital assets permitted under clause (v) of Section 5.1 of this Agreement (and extension, renewal and replacement liens upon the same property provided the principal amount secured by each such lien constituting such extension, renewal or replacement shall not exceed the principal amount secured by the liens theretofore existing), each such purchase money lien and security interest to attach only to the specific property the purchase or lease of which gives rise to the indebtedness or obligation secured thereby;

                   (v) In the case of land in which the Company has a leasehold estate and in the case of any buildings, other structures or fixtures located on such land, the right, title and interest of the landlord under the lease creating the leasehold, and in the case of land in which the Company has a license to construct, own and operate buildings, fixtures and equipment on such land, the right of the licensor with respect to such land, provided that such landlord or licensor shall have executed fixtures disclaimers and attornment agreements if so requested by Agent; and

                   (vi) liens securing judgments not in excess of $100,000 in the aggregate arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings diligently conducted and so long as execution is stayed on all judgments resulting from any such proceedings.

                (gg) "Plan" means any employee pension benefit plan subject to
                      ----
Title IV of ERISA maintained by the Company, any of its Subsidiaries, or any member of the Controlled Group, or any such plan to which the Company, any of its Subsidiaries, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                (hh) "Prime Rate" means the rate of interest announced by Agent
                      ----------
from time to time as its prime rate.

                (ii) "Prime Rate Loan" shall mean portion of a Loan bearing
                      ---------------
interest at the rate specified in section 1.7(a).

                (jj) "Proforma Debt Service" means, without duplication, for the
                      ---------------------
succeeding twelve-month period from the end of any fiscal quarter or, with respect to any calculation made as of a date other than the end of a fiscal quarter, as of the end of the most recently ended fiscal quarter for which the Company is required to deliver quarterly or annual Financial Statements and the related certificate pursuant to Sections 6.6(a), 6.6(b) and 6.6(f), Debt Service during such period; provided that, for purposes of this definition, the rates of interest payable during any period on Total Debt (x) bearing interest at a variable rate or at different fixed rates or (y) on which interest does not become payable until a specified date after the end of such quarter shall, in each case, be the interest rates per annum payable on such Total Debt as of the date for which such calculation is made.

                (kk) "pro rata"  or "ratably" or "for the ratable benefit of
                      --------       -------      --------------------------
Banks" means each Bank's pro rata share of Loans or Letters of Credit on the
-----
date of determination based on the ratio of the principal amount of the Loans or Letters of Credit outstanding in favor of such Bank to the aggregate principal amount of Loans outstanding, or, if no Loans or Letters of Credit are outstanding, based on the amount of such Bank's Commitment to the aggregate amount of Commitments of all Banks.

                (ll) "Reportable Event" means a reportable event as that term is
                      ----------------
defined in Title IV of ERISA.

                (mm) "Required Banks" means Banks whose outstanding Loans or
                      --------------
participation in Letters of Credit equal sixty-six and two-thirds percent (66.2/3%) or more of the aggregate amount of the Loans or participation in Letters of Credit, or, if no Loans or participation in Letters of Credit are outstanding, Banks whose Commitments equal sixty-six and two-thirds percent (66 2/3%) or more of the Commitments.

                (nn) "Restricted Payments" means redemptions, repurchases,
                      -------------------
dividends and distributions of any kind in respect of partnership or joint venture interests in the Company, any payments of principal and interest on Intercompany Subordinated Debt.

                (oo) "Security Agreement" shall mean the Security Agreement
                      ------------------
described in Section 3.3 of this Agreement, as it may be amended, restated, supplemented or modified from time to time.

                (pp) "Subordination Agreement" shall mean the Subordination
                      -----------------------
Agreement described in Section 3.2 of this Agreement, as it may be amended, restated, supplemented or modified from time to time.

                (qq) "Subsidiary" means a corporation of which the Company owns,
                      ----------
directly or through another Subsidiary, at the date of determination, more than 50% of the outstanding stock or capital interests having ordinary voting power for the election of directors, irrespective of whether or not at such time stock or capital interests of any other class or classes might have voting power by reason of the happening of any contingency.

                (rr) "Termination Date" shall have the meaning set forth in
                      ----------------
Section 1.1 of this Agreement.

                (ss) "Total Debt" means the sum of all obligations for borrowed
                      ----------
money, all payments required under non-compete agreements, capital lease obligations, amounts required under installment sale purchases, all debt or other financial obligations of others guaranteed or endorsed by the Company, and any amounts for which the Company is contingently liable to provide as equity or debt advances to other parties; provided, however, that Total Debt shall exclude all Intercompany Subordinated Debt; provided, however, that such Intercompany
                                    -----------------
Subordinated Debt is expressly subordinated to indebtedness of the Company to the Banks under this Agreement pursuant to the Subordination Agreement.

          9.2. Expenses and Attorneys' Fees. The Company shall be responsible
               ----------------------------
for the payment of all fees and out-of-pocket disbursements incurred by the Banks in connection with the preparation, execution, delivery, administration and enforcement of this Agreement, the Collateral Documents and the Notes, including all costs of collection, and including without limitation the reasonable fees and disbursements of counsel for each of the Banks, whether or not any transaction contemplated by this Agreement is consummated.

     9.3. Securities Act of 1933. Each of the Banks represents that it is
          ----------------------
acquiring the Note payable to it without any present intention of making a sale or other distribution of such Note, provided that each Bank reserves the right to sell the Note payable to it or participations therein. Notwithstanding the foregoing, each Bank agrees that it will not sell or assign the Note payable to it, its rights under this Agreement, or participations therein, in whole or in part, to any party other than one or more banks which are affiliated with such Bank by reason of their being subsidiaries of the present holding company of such Bank.

     9.4. Successors. The provisions of this Agreement shall inure to the
          ----------
benefit of any holder of each Note, and shall inure to the benefit of and be binding upon any successor to any of the parties hereto. No delay on the part of either Bank or any holder of any Note in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Banks or the holders of the Notes would otherwise have.

     9.5. Survival. All agreements, representations and warranties made
          --------
herein shall survive the execution of this Agreement, the making of the loans hereunder and the execution and delivery of the Notes.

     9.6. Pennsylvania Law: Amendment. This Agreement and the Notes issued
          ---------------------------
hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania. This Agreement constitutes the entire agreement of the parties as to the subject matter hereof, and no modification, waiver or amendment shall be effective unless made in a writing signed by the appropriate officers of the parties hereto.

     9.7. Counterparts. This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     9.8. Notices. All communications or notices required under this
          ---------
Agreement shall be deemed to have been given on the date received if sent by telecopy, facsimile or overnight courier service, and, if mailed, on the fifth day after deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address): (a) if to the Company, with the full name and address and facsimile number of the Company as shown on this Agreement below; and (b) if to a Bank with the full name and address and facsimile number of such Bank as shown on this Agreement below, to the attention of the officer of such Bank executing the form of acceptance of this Agreement.

     If to the Company:

                c/o Jones Intercable, Inc.
                9697 E. Mineral Ave.
                Englewood, CO 80112
                Attn: Vice President/Treasurer
                Fax No.: (303) 790-7324

     With a copy to:

                c/o Jones Intercable, Inc.
                9697 E. Mineral Ave.
                Englewood, CO 80112
                Attn: General Counsel
                Fax No.: (303) 799-1644

     If to CoreStates Bank, N.A.

                CoreStates Bank, N.A.
                1339 Chestnut Street
                Philadelphia, PA 19101
                Attn: Philip D. Harrison
                Fax No.: (215) 786-7721

     If to Dresdner Bank AG:

                Dresdner Bank AG
                75 Wall Street
                New York, NY 10005-2889
                Attn: Jane Majeski
                Fax No.: (212) 429-2041

     If to PNC Bank, National Association

                PNC Bank, National Association
                1600 Market Street
                Philadelphia, PA 19103
                Attn: Cynthia L. Rogers
                Fax No.: (215) 585-6680

          9.9. Limitation on Recourse to Partners. Anything contained in this
               ----------------------------------
Agreement or the other Collateral Documents to the contrary notwithstanding, in any action or proceeding brought on any Note, or on any of the Collateral Documents or the indebtedness evidenced or secured thereby, no deficiency judgment shall be sought or obtained against JII, the Partnerships or any limited partner of the Partnerships or enforced against the separate assets of JII, the Partnerships or any limited partner of the Partnerships, and the liability of JII, the Partnerships and such limited partners for any amounts due under the Notes, this Agreement or under the Collateral Documents shall be limited to the interest of JII, the Partnerships or any limited partner of the Partnerships in the collateral described in the Collateral Documents and their interests in any other assets of the Company. The Banks may join any present or future partners or joint venturers of the Company, in their capacities as general partners or joint venturers, as defendants in any legal action it undertakes to enforce its rights and remedies under this Agreement, the Notes and under the Collateral Documents, but any judgment in any such action may be satisfied by recourse only to the security provided for in the Collateral Documents and the other assets of the Company, but not by recourse directly to or by execution on the separate assets of JII, the Partnerships or any limited partners of the Partnerships. Notwithstanding the foregoing, (i) nothing set forth herein shall be deemed to prohibit the Banks from taking any legal action(s) against JII or its assets arising out of JII's undertakings under the Subordination Agreement or arising by reason of any fraud or intentional misconduct of JII or the Partnerships and (ii) in the event that at any time the Company is not a validly existing legal entity, then the Banks shall have recourse to any and all assets (A) described in any financial statement of the Company delivered to Banks, (B) represented to Banks at any time as being owned by the Company and (C) that would have been owned by the Company if it had existed, and all proceeds of the foregoing.

          9.10. Indemnification and Release Provisions. The Company hereby
                --------------------------------------
agrees to defend Agent and each Bank and their directors, officers, agents, employees and counsel from, and hold each of them harmless against, any and all losses, liabilities (including without limitation settlement costs and amounts, transfer taxes, documentary taxes, or assessments or charges made by any governmental authority), claims, damages, interests, judgments, costs, or expenses, including without limitation reasonable fees and disbursements of counsel, incurred by any of them arising out of or in connection with or by reason of this Agreement, the Commitments, the making of the Loans, or issuing Letters of Credit, or any Collateral Document, or any amendment, waiver or modification with respect thereto, including without limitation, any and all losses, liabilities, claims, damages, interests, judgments, costs or expenses relating to or arising under any Environmental Control Statute or the application of any such Statute to any of the Company's properties or assets except with respect to such Bank's or Agent's (as the case may be) own gross negligence or willful misconduct. The Company hereby releases Agent and each Bank and their respective directors, officers, agents, employees and counsel from any and all claims for loss, damages, costs or expenses caused or alleged to be caused by any act or omission on the part of any of them except with respect to such Bank's or Agent's (as the case may be) own gross negligence or willful misconduct. All obligations provided for in this Section 9.10 shall survive any termination of this Agreement or the Commitments and the repayment of the Loans and the Letters of Credit.

          9.11. Participations and Assignments. The Company hereby acknowledges
                ------------------------------
and agrees that a Bank may at any time: (A) grant participations in all or any portion of its Loans, participation in any Letters of Credit, or Note or of its right, title and interest therein or in or to this

Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (i) all amounts payable by the Company hereunder shall be determined as if such Bank had not granted such Participation; and (ii) any agreement pursuant to which any Bank may grant a
Participation: (x) shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement; (y) such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on the Loans or postpone the date fixed for any payment of principal of or interest on the Loan; and (z) shall not relieve such Bank from its obligations, which shall remain absolute, to make Loans and participate in Letters of Credit hereunder; and (b) assign, with the prior written consent of the Agent and notice to the Company, together with the payment to the Agent of a $1,500 transfer fee, up to forty-nine percent (49%) of its Loans, participations in Letters of Credit, and Commitment.

          IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Second Amended and Restated Revolving Credit Agreement the day and year first written above.

                        JONES CABLE INCOME FUND 1-B/C
                        VENTURE, a Colorado joint
                        venture general partnership

                        BY:  Jones Cable Income Fund 1-B, Ltd., a general
                             partner

                        BY:  Jones Cable Income Fund 1-C, Ltd, a general
                             partner

                        By:  Jones Intercable, Inc., their general
                             partner

                             By: /s/ J. Roy Pottle
                                ----------------------------------
                                Title: Vice President/Treasurer



                        CORESTATES BANK, N.A., for itself
                        and as Agent for the Banks

                        By:
                           --------------------------------------
                         Title:

                        DRESDNER BANK AG, NEW YORK BRANCH

                        By:
                           --------------------------------------

                         Title:

                        By:
                           --------------------------------------
                         Title:

                        PNC BANK, NATIONAL ASSOCIATION

                        By:
                           -------------------------------------
                         Title:

          IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Second Amended and Restated Revolving Credit Agreement the day and year first written above.

                        JONES CABLE INCOME FUND 1-B/C
                        VENTURE, a Colorado joint
                        venture general partnership

                        BY:  Jones Cable Income Fund 1-B, Ltd., a general
                             partner

                        BY:  Jones Cable Income Fund 1-C, Ltd, a general
                             partner

                        By:  Jones Intercable, Inc., their general
                             partner

                             By:
                                ----------------------------------
                                Title:



                        CORESTATES BANK, N.A., for itself
                        and as Agent for the Banks

                        By: [SIGNATURE ILLEGIBLE]
                           --------------------------------------
                         Title: Vice President

                        DRESDNER BANK AG, NEW YORK BRANCH

                        By:
                           --------------------------------------

                         Title:

                        By:
                           --------------------------------------
                         Title:

                        PNC BANK, NATIONAL ASSOCIATION

                        By:
                           -------------------------------------
                         Title:

          IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Second Amended and Restated Revolving Credit Agreement the day and year first written above.

                        JONES CABLE INCOME FUND 1-B/C
                        VENTURE, a Colorado joint
                        venture general partnership

                        BY:  Jones Cable Income Fund 1-B, Ltd., a general
                             partner

                        BY:  Jones Cable Income Fund 1-C, Ltd, a general
                             partner

                        By:  Jones Intercable, Inc., their general
                             partner

                             By:
                                ----------------------------------
                                Title:



                        CORESTATES BANK, N.A., for itself
                        and as Agent for the Banks

                        By:
                           --------------------------------------
                         Title:

                        DRESDNER BANK AG, NEW YORK BRANCH

                        By: /s/ Jane A. Majeski
                           --------------------------------------
                         Title: Vice President



                        By: /s/ Brian Haughney
                           --------------------------------------
                         Title: Assistant Treasurer

                        PNC BANK, NATIONAL ASSOCIATION

                        By:
                           -------------------------------------
                         Title:

          IN WITNESS WHEREOF, the undersigned by their duly authorized officers, have executed this Second Amended and Restated Revolving Credit Agreement the day and year first written above.

                        JONES CABLE INCOME FUND 1-B/C
                        VENTURE, a Colorado joint
                        venture general partnership

                        BY:  Jones Cable Income Fund 1-B, Ltd., a general
                             partner

                        BY:  Jones Cable Income Fund 1-C, Ltd, a general
                             partner

                        By:  Jones Intercable, Inc., their general
                             partner

                             By:
                                ---------------------------------
                                Title:



                        CORESTATES BANK, N.A., for itself
                        and as Agent for the Banks

                        By:
                           --------------------------------------
                         Title:

                        DRESDNER BANK AG, NEW YORK BRANCH

                        By:
                           --------------------------------------

                         Title:

                        By:
                           --------------------------------------
                         Title:

                        PNC BANK, NATIONAL ASSOCIATION

                        By: /s/ Daniel E. Hopkins
                           -------------------------------------
                         Title: Vice President